An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  The Company may elect to satisfy the Company’s obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of the Company’s sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Golden Pacific Homes, LLC

$50,000,000 of Limited Liability Company Interest Units

Minimum Purchase: 100 Units ($1,000)

Golden Pacific Homes, LLC, a Delaware limited liability company ("Company"), is offering to qualified investors  limited liability company membership interest units in the Company ("Units") for an initial purchase price of  $10.00 per Unit (the "Initial Unit Purchase Price").  The offering of Units will be conducted by the Company and through a placement agent on a best efforts basis, only, with a minimum offering amount of $2,000,000 (the "Minimum Offering") and a maximum offering amount of $50,000,000 (the "Maximum Offering ").  If subscriptions in the amount of the Minimum Offering are not deposited in escrow on or before August 17, 2017 (the “Minimum Offering Period”), this offering will terminate and all subscriptions will be refunded to subscribers without deduction or interest.   If the Minimum Offering is received during the Minimum Offering Period , the escrowed subscription funds will be released to the Company (the "Initial Closing") and the offering will continue thereafter until the earliest to occur of the following (the "Termination Date"): (i) February 17 , 2018 (which date may be extended at the Company’s option ); (ii) the Company's receipt of subscriptions equal to the Maximum Offering; or (iii) the earlier termination of the offering by the Company's manager for any reason. Beginning on the first day of each calendar quarter following the Initial Closing of the offering, the Initial Unit Purchase Price will be adjusted to reflect the net asset value of the Company's assets calculated as of such date. See “Plan of Distribution” and “Securities Being Offered” for a description of the Company’s Units. Once made, subscriptions for Units are non-cancelable and subscribers have no right to a return of their subscription funds unless the Minimum Offering is not received within the Minimum Offering Period.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, the Company encourages you to refer to www.investor.gov.

             There has been no public trading market for the Company’s Units.  Upon completion of this Offering, the Company will attempt to have the Units quoted on the OTCQX or OTCQB, each operated by OTC Markets Group, Inc. (collectively, the “OTC”), subject to the Company’s satisfaction of applicable listing requirements, or alternatively, an approved secondary marketplace. There is no assurance that the Company’s Units will ever be quoted on the OTC.  To be quoted on the OTC, a market maker must apply with the Financial Industry Regulatory Authority ("FINRA") to make a market in the Company’s Units.  As of the date of this Offering Circular, the Company has engaged in preliminary discussions with a FINRA market maker regarding participation in a future trading market for the Company’s Units ; however, no filing with FINRA has been made.

These Units are speculative securities. Investing in the Company’s Units involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. For example, there currently is no public trading market for the Company’s securities and an active market may not develop or, if developed, be sustained.  If a public trading market does not develop, you may not be able to sell any of your securities. Also, the Company’s business operations will be managed by the Manager, which has and will have certain conflicts of interest. The Company’s portfolio of Properties will also be affected by general economic conditions and risks associated with the purchase and ownership of real estate assets. See “Risk Factors” on page 10 to read about factors you should consider before buying the Company’s Units.

Units Offered by Company	Number of Units	Initial Purchase Price to Public (1)	Underwriting Discounts and Commissions ( [2] )	Proceeds to Issuer ( [3] )
Per Unit	1	$ 10	$ 0.83	$ 9.17
Total Minimum	200,000	$ 2,000,000	$ 165,000	$ 1,835,000
Total Maximum	5,000,000	$ 50,000,000	$ 4,475,000	$ 45,525,000

(1)

Subject to adjustment on a quarterly basis following the Initial Closing. (See "Securities Being Offered – Unit Purchase Price Adjustments.")

(2)

Does not reflect underwriter counsel reimbursements of $25,000 at the maximum offering and $15,000 at the minimum offering. Also does not reflect Placement Agent’s right to acquire warrants to purchase 5.0% of the aggregate Units sold in this offering , valued at 1% of the maximum offering and minimum offering amounts.    The Placement Agent Warrants have an exercise price of $ 13 .00 per Unit . See “Plan of Distribution” beginning on page 42 of this Offering Circular for additional information regarding total Placement Agent compensation.

(3)

Does not include expenses of the offering , including fees to be paid to Regions Bank for its escrow services and Direct Transfer, LLC for its processing services, See “Plan of Distribution” for more information.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Placement Agent: Boustead Securities, LLC

The Company is following the disclosure format prescribed by Part II of Form 1-A.

Manager:

Golden Pacific Capital, LLC,

8711 E. Pinnacle Peak Rd., PMB #178,

Scottsdale, AZ 85255;

646-801-0374; www.goldenpacificcapital.com

The date of this Preliminary Offering Circular is February 17, 2017

TABLE OF CONTENTS

SUMMARY

5

RISK FACTORS

11

FORWARD-LOOKING STATEMENTS

42

DILUTION

43

PLAN OF DISTRIBUTION

44

USE OF PROCEEDS

53

DESCRIPTION OF BUSINESS

55

MANAGEMENT’S DISCUSSION AND ANALYSIS

61

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

62

COMPENSATION OF THE MANAGER AND ITS AFFILIATES

66

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

74

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

75

CONFLICTS OF INTEREST

76

USE OF LEVERAGE

78

FIDUCIARY RESPONSIBILITIES OF THE MANAGER

80

SECURITIES BEING OFFERED

81

CASH DISTRIBUTIONS AND ALLOCATIONS

83

TRANSFERABILITY OF THE UNITS

85

FEDERAL AND STATE INCOME TAX CONSIDERATIONS

87

ERISA CONSIDERATIONS

91

SUMMARY OF THE LLC AGREEMENT:

92

REPORTS TO THE MEMBERS

96

GLOSSARY OF TERMS

97

LEGAL MATTERS

103

FINANCIAL STATEMENTS

104

SUMMARY

The following summary highlights selected information contained in this offering circular.  This summary does not contain all the information that may be important to you.  You should read the more detailed information contained in this offering circular, including, but not limited to, the risk factors beginning on page 10. Definitions of the defined terms utilized throughout this Offering Circular are also included in the "Glossary of Terms" section beginning at page 10 hereof. References to “we,” “us,” “our,” or the “Company” mean Golden Pacific Homes, LLC.

The Company	Golden Pacific Homes, LLC (the “Company”) is a Delaware limited liability company whose sole manager is Golden Pacific Capital, LLC, a Delaware limited liability company (the “Manager”)

Company Objectives

The Company’s primary objectives are to (1) acquire a real estate portfolio consisting primarily of distressed single family residential Properties in and around Metropolitan Kansas City and  additional territories to be determined in the future; (2) improve or otherwise reposition Company Properties for the purpose of earning rental income and profiting from the appreciation value of the such Properties upon sale; (3) preserve and grow Company capital; and (4) achieve suitable risk adjusted returns on the Company’s capital investments . There is no guarantee that any of these objectives will be met by the Company.  (See “Risk Factors.”)  In addition to directly acquiring and owing Properties, the Company intends to invest up to 19.5% of the offering proceeds of this offering in its affiliate real estate fund, GPC Fund I, LLC. (See "The Manager and Its Affiliates" and "Conflicts of Interest")

Manager	Golden Pacific Capital, LLC, 8711 E. Pinnacle Peak Rd., PMB #178, Scottsdale, AZ 85255; 646- 801-0374 ; www.goldenpacificcapital.com
Securities	Units of Limited Liability Company Membership Interests (“Units”). 4
Investor Suitability Standards

The Company shall limit the amount of Units an investor who is not an accredited investor under Rule 501(a) of Regulation D can purchase to no more than: (a) 10% of the greater of annual income or net worth (for natural persons): or (b) 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Maximum Offering Amount	$50,000,000.
Minimum Investment

The minimum cash investment by an investor is $1,000; however, investments of lesser amounts may be accepted by the Manager in its sole discretion. The Manager may issue fractional Units to Members if necessary in light of a Member's total Capital Contribution and the Unit Purchase Price in effect at the time such Capital Contribution is made.

Minimum Offering Amount

No Units will be sold by the Company until it receives and accepts subscriptions for at least 200,000 Units at the Initial Unit Purchase Price of $10.00 per Unit (i.e., Capital Contribution Commitments of $2,000,000).

Offering Period	Commencing as of the date of this Offering Circular and terminating on August 17 , 2017; subject to earlier termination and extension by the Manager through February 17 , 2018. 5
Unit Purchase Price

$10.00 per Unit from the date of this Offering Statement through the Initial Closing.  Thereafter, the Initial Unit Purchase Price will be subject to quarterly adjustment based upon the "Net Asset Value (Per Unit)" as of the last day of each calendar quarter during the Offering Period. (See, "Securities Being Offered – Unit Purchase Price.")

Subscription Procedures

Potential investors may purchase Units for cash by visiting www. http://www.theasmx.com/investment/goldenpacifichomes, clicking the “Invest now” button and electronically executing and delivering a Subscription Agreement for this Offering. (See “Plan of Distribution.”) The purchase price payable for Units will be due at the time of subscription or pursuant to a Subscription Schedule agreed to by the Manager and the subscribing Member.   Failure of a Member to make any payment when due under a Subscription Schedule is a default under the LLC Agreement and my result in expulsion as a Member or subordination of the Member's right to distributions.

Approved investors may also subscribe for Units in exchange for the contribution of Properties to the Company, subject to certain limitations and valuation procedures.  (See “Plan of Distribution.”)

Additional Offerings and Units

The Manager may offer and sell Units over the entire term of the Company to the extent it deems the offering of Units to be in the interest of the Company and permissible under applicable securities laws.  The Manager may also create, offer and sell additional membership interests in the Company with differing terms and conditions to those described in this Offering Statement (" Additional Units "), including Additional Units with preferred returns, senior priority for the return of capital contributions, discounted Unit Purchase Prices and/or disproportionate interests in Company Available Cash and Profits.  (See “Summary of the LLC Agreement” and “Securities Being Offered: Additional Units.”)

Transferability of Unit s	There are restrictions on transferability of Units. (See “Transferability of Units.”) There is no public market for Units and none is expected to develop in the future.
Profit & Loss Allocations

Profits and losses of the Company will be determined by the Manager no less than quarterly and allocated among the Members and the Manager in accordance with the LLC Agreement.  Prior to an event of dissolution profits will generally be allocated on a quarterly basis:  (i) 80% to the Members, pro rata in accordance with the relative number of Units held by each Member, and (ii) 20% to the Manager.  Following an event of dissolution, Company profits will first be allocated 100% to the Members, pro rata in accordance with the number of Units held by each Member, until the Members have received total profit allocations equal the value of the Promotional Units received by the Manager over the life of the Company.   (See "Distributions and Allocations" and "Compensation of Directors and Executive Officers.") Thereafter, Company profits will be allocated 80% to the Members (pro rata in accordance with the relative number of Units held), and 20% to the Manager.   Priority allocations made to the Members upon dissolution are intended as a "true-up" of the amounts distributed to the Manager in the form of Promotional Units over the life of the Company.   The benefit of such allocations will only be realized by Members that remain as members of the Company at the time of its dissolution.  (See "Risk Factors")

Losses with respect to any calendar quarter or other accounting period will be allocated to the Members, first, in accordance with their positive Capital Accounts and, thereafter, in accordance with their respective Percentage Interests (based upon the relative number of Units held by the Members).  Allocations of Losses to a Member will only be made to the extent that such allocations will not create a deficit Capital Account balance for that Member.  Losses in excess of such amounts are subject to reallocation in accordance with the terms of the LLC Agreement.  (See "Summary of the LLC Agreement.")

Distributions to the Members & Manager

Available Cash distributable to the Members and the Manager or the life of the Company will consist of Net Cash Flow and Net Capital Proceeds. Net Cash Flow will be allocated and distributed to the Members and Manager on a quarterly basis (i) 80% to the Members, pro rata in accordance with their relative Percentage Interests; and (ii) 20% to the Manager.  Net Capital Proceeds (i.e., the net proceeds received from the sale of Company Properties or other capital events) will be allocated and distributed to the Members and Manager at such times as the Manager may reasonably determine as follows: (i)  first , 100% to the Members, pro rata, based upon their relative Percentage Interests, until each Member has received aggregate Net Capital Proceed distributions equal to their unreturned invested capital; and  (ii) thereafter , 80% to the Members (pro rata in accordance with their relative Percentage Interests) and 20% to the Manager.

The Manager reserves the right to begin making distributions to ERISA investors prior to the expiration of the Acquisition Period to the extent necessary to remain exempt from the prohibited transaction rules.

Compensation to the Manager	The Manager will receive compensation in connection with the management of the Company and its investment portfolio. (See "Compensation to the Manager and its Affiliates.")
Use of Leverage

The Company may borrow from financial institutions or private lenders for the purpose of funding the purchase of Properties, to create greater liquidity for the Company or to otherwise fund the Company’s operations and may pledge some or all of the Company’s portfolio as security for such loans.  The Company also intends to borrow funds for the purpose of purchasing Properties and/or to finance construction, rehabilitation and improvement of such properties which loans will be secured by the properties being purchased or improved.  Use of each type of leverage involves additional risks and may adversely affect certain ERISA investors.  The Company is going to target 70% to 80% leverage. The Company does not plan to exceed 85% leverage. (See “Use of Leverage”, “Risk Factors – Risks Related to the Ownership of Units,” and “ERISA Considerations.”)

                                                                                                                      7

Risks of this Investment	An investment in Units is subject to substantial risks which should be carefully evaluated before an investment is made. (See “Risk Factors.”)
Reports to The Members	Quarterly financial statements and reports and information for preparation of Members’ tax returns. (See “Reports to The Members”)
Voting Rights

Members have only limited rights to vote on matters concerning the Company, as provided by the LLC Agreement, which rights are subject to approval by a Member Majority.  (See “Summary of LLC Agreement” and “Risk Factors – Risks Related to the Ownership of Units.”)

Tax Consequences

An investment in Units involves certain tax consequences which should be evaluated before an investment in Units is made.  (See “Federal Income Tax Consequences.) Potential investors should consult their own legal and tax professionals prior to investing.

Conflicts of Interest	The Company’s business operations will be managed by the Manager, which has and will have certain conflicts of interest. (See “Conflicts of Interest.”)
Removal of Manager	Members will have no right to remove or replace the Manager. (See “Risk Factors – Risks Related to the Manager.”)

Summary of Risk Factors

An investment in our Units involves a number of risks. See “Risk Factors,” beginning on page 10 of this offering circular. Some of the more significant risks include those set forth below.

•

We own no properties, and do not expect to own any until the minimum offering amount has been raised.  Accordingly, we should not be considered diversified.

•

We were recently organized and do not have a significant operating history or financial resources. There is no assurance that we will be able to successfully achieve our investment objectives.

•

Investors will not have the opportunity to evaluate or approve any Properties prior to our financing or acquisition thereof.

•

We may not be able to invest the net proceeds of this offering on terms acceptable to investors, or at all.

•

Investors will rely solely on the Manager to manage the company and our Properties. The Manager will have broad discretion to invest our capital and make decisions regarding Properties. Investors will have limited control over changes in our policies and day-to-day operations, which increases the uncertainty and risk you face as an Investor. In addition, our Manager may approve changes to our policies without your approval.

•

There are substantial risks associated with owning, financing, operating and leasing real estate, and value-added real estate investments may involve additional risks.

•

The amount of distributions we may make is uncertain. We may fund distributions from offering proceeds, borrowings, and/or from the sale of assets, to the extent distributions exceed our earnings or cash flows from operations. There is no limit on the amount of offering proceeds we may use to fund distributions. Distributions paid from sources other than cash flow or funds from operations may constitute a return of capital to our Unit holders. Rates of distribution may not be indicative of our operating results.

•

The offering price of our Units was not established based upon any appraisals of assets we own or may own, and will not be adjusted based upon any such appraisals. Thus, the offering price may not accurately reflect the value of our assets at the time an Investor’s investment is made.

•

Real estate-related investments, including joint ventures, co-investments and real estate related securities, involve substantial risks.

•

The company will pay substantial fees and expenses to the Manager and its affiliates. These fees will increase Investors’ risk of loss, and will reduce the amounts available for Properties.

•

Substantial actual and potential conflicts of interest exist between our Investors and our interests or the interests of our Manager, and our respective affiliates, including conflicts arising out of (a) allocation of personnel to our activities, and/or (b) allocation of investment opportunities between us.

•

Managers Hultgren and Fisher each own 50% of the Manager, Golden Pacific Capital LLC. Each will serve as a managing member of the Manager.

•

There is no public trading market for our Units, and we are not obligated to effectuate a liquidity event by a certain date or at all. It will thus be difficult for an Investor to our Units.

RISK FACTORS

Prospective investors should be aware that an investment in the Company’s Units involves a high, and sometimes speculative, degree of risk, and is suitable only for persons or entities that are able to evaluate the risks of the investment. An investment in our Units should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully read this offering circular prior to making a decision to purchase Units.

It is impossible to accurately predict the results to an investor from an investment the Company’s Units because of general risks associated with the ownership and operation of real estate, the risks associated with the types of properties the Company intends to acquire, and certain tax risks, among other risks. These risks may be exacerbated by the additional risks associated with the specific properties that the Company acquires and the ownership structure of the investment. Such specific risks include, but are not limited to, high vacancy rates, tenants in possession but not paying rent, properties that need substantial capital improvements and/or repositioning in their local markets, properties that are not generating income, and risks relating to joint venture and coinvestor structures. In addition , prospective investors must rely solely upon the Manager to identify investment opportunities and to negotiate any debt financing. Prospective investors who are unwilling to rely solely on the Manager should not invest in our Units.

Each prospective investor should consider carefully, among other risks, the following risks , and should consult with his own legal, tax, and financial advisors with respect thereto prior to investing in the Company’s Units.

Risks Related to the Acquisition and Ownership of Properties

The Company’s portfolio of Properties will be affected by general economic conditions and risks associated with the purchase and ownership of real estate assets.

Investment returns available from equity interests in real estate depend on the amount of income earned and capital appreciation generated by a Property, as well as the expenses incurred in connection with the Property.  If the Properties do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, then the Company will be unlikely to be able to make distributions to Members and could require the issuance and sale of additional Units in order to support operations. In addition, there are significant expenditures associated with an investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) that generally do not decline when circumstances reduce the income from a Property.

The real estate market may experience declines in property values.

During the real estate market declines following the financial crisis, the most dramatic and well-publicized declines in property values occurred in the single-family residential sector.  While some markets have stabilized and values have increased since that time, not all markets have reached pre-crisis values including , including markets in which the Company may invest.  Suppressed market values in these markets are, in part, driving the investment opportunities the Company seeks to take advantage of; however, there is no guaranty that market conditions will recover at the pace necessary for the Company’s business plan to be successful or that values will decline in the future.  If the market value of a Property purchased or invested in by the Company declines significantly, the Company may have difficulty paying or refinancing the loan or selling the Property for its full investment, causing losses to the Company with respect to such Property.  If declines in the areas where the Company’s Properties are located are significant a large number of Company investments may suffer losses causing overall losses to the Company and the Members.

The Company will not be able to conduct full due diligence inspections of properties acquired at foreclosure sales.

A potential source of opportunities for real estate Properties will be for the Company to be a cash bidder at foreclosure sales resulting from the foreclosure of defaulted mortgage loans.  Foreclosure sales can offer the opportunities to acquire a Property for a purchase price that is significantly less than its actual fair market value, for two primary reasons.  First, bidders must make all-cash bids, i.e., the acquisition cannot be financed with a new mortgage loan (although the Property can be refinanced with a new loan after it is acquired), which reduces the potential pool of competing buyers.  Second, often there is little or no opportunities for a bidder to perform typical due diligence investigations of the Property (such as title review and physical inspections) prior to the foreclosure sale because the defaulted borrower is still in possession of the Property, and the added risk of buying a Property in this manner is usually reflected by a lower purchase price.  The absence of thorough due diligence inspections prior to acquiring a Property at a foreclosure sale increases the risk that the Property has an unknown defect or other problem that will cause unanticipated costs, expenses or liabilities for the Company.

The Company may be unable to complete renovation, development and redevelopment projects on advantageous terms.

As part of its business, the Company may purchase Properties to develop, renovate or redevelop.  The real estate development, renovation and redevelopment business involves significant risks that could adversely affect the Company’s financial condition and results of operations, including:

•

Unavailability of financing on favorable terms for development projects;

•

Failure to complete construction on schedule or within budget;

•

Failure to obtain, or delays in obtaining, building, occupancy and other governmental permits and authorizations;

•

Properties may perform below anticipated levels, producing cash flow below budgeted amounts;

•

Failure to capture the anticipated enhanced value created by value-added projects ever or on expected timetables;

•

Substantial renovation, new development and redevelopment activities, regardless of their ultimate success, typically require a significant amount of management’s time and attention, diverting attention from day-to-day operations; and

•

Upon completion of construction, failure to obtain, or of potential purchasers to obtain, on advantageous terms, permanent financing for activities that were financed through construction loans.

Further, the Company may not be able to sell these Properties at a profit.

The Company will rent Properties and will be subject to the risks associated with tenants and leases.

The Company intends to acquire and rent Properties on a long - term basis for the purpose of earning rent received from tenant and will be subject to the risks associated with being a landlord and leasing properties to tenants.  These risks include: (i) competition with other developers, owners and operators of real estate for tenants; (ii) the inability of the Company to lease the Property on beneficial terms; (iii) potential waste or damage to a Property caused by tenants; (iv) state and local restrictions on unlawful detainer actions against non-paying or otherwise defaulting residential tenants; and (v) the increased costs and potential liabilities associated with acting as a residential landlord, generally.

Contingent or unknown liabilities could adversely affect the Company’s financial condition.

The Company may acquire Properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities.  As a result, if a liability were asserted against the Company based upon ownership of any of these Properties, then the Company may have to pay substantial sums to settle it, which could adversely affect cash flow as well as the value of the underlying Property.

The Company will face risks associated with the use of debt to fund acquisitions, including refinancing and interest rate risk.

The Company will be subject to risks normally associated with debt financing, including the risk that cash flow will be insufficient to meet required payments of principal and interest.  If the Company is unable to refinance or extend principal payments due at maturity or to pay them with proceeds of other capital transactions, then the Company’s cash flow may not be sufficient to repay all such maturing debt.  Furthermore, if prevailing interest rates or other factors at the time of refinancing (such as the reluctance of lenders to make commercial real estate loans) result in higher interest rates upon refinancing, then the interest expense relating to that refinanced indebtedness would increase.  If interest rates increase, costs of interest and overall costs of capital will increase, which could adversely affect the Company’s ability to fulfill its investment goals and could require the issuance and sale of Additional Units in order to meet the Company’s obligations.

In addition, if the Company mortgages one or more of the Properties to secure payment of indebtedness and is unable to meet mortgage payments, then the Property could be foreclosed upon or transferred to the mortgagee with a consequent loss of income and asset value.  A foreclosure on one or more of Properties would lead to a loss with respect to the Property and could result in overall losses to the Company.

The Company may be unable to complete divestitures on advantageous terms.

The Company may sell an acquired Property upon meeting strategic objectives or if satisfactory appreciation has occurred.  Thereafter, the Company is required to sell Properties as a quickly as is reasonably possible to liquidate the Company's assets.  The Company’s ability to dispose of Properties at a profit depends on factors beyond its control, including competition from other sellers, the availability of attractive financing for potential buyers and then-current market conditions, including capitalization rates.  If the Company is unable to dispose of Properties on favorable terms in accordance with its investment strategy, then the Company’s financial condition, results of operations and Members’ returns on investments will be adversely affected.

Upon raising the minimum offering amount, we will have yet to have purchased any Properties.

Upon raising the minimum offering amount, we will not have invested in any Properties. We may reserve up to 19.5% of the offering proceeds raised in this offering for investment in Kansas City, which we would achieve through investment in GPC Fund I, LLC ( See “Description of Business” for further details.) We cannot provide prospective investors with any specific information as to the identification, location, operating histories, lease terms or other relevant economic and financial data regarding any other investments we will make with the net proceeds of this offering. Our success is totally dependent on our ability to make investments consistent with our investment goals, and a failure to do so is likely to materially and adversely affect returns to our Unit holders.

Because we have not identified every investment we will make, investors will not have the opportunity to evaluate future investments before we make them.

Because we have not identified all of the specific assets that we will acquire with the proceeds raised in this offering, we are not able to provide you with information that you may want to evaluate before deciding to invest in our Units. Because you cannot evaluate our investments in advance of purchasing our Units, this offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, riskadjusted investment returns and other objectives.

We are different in some respects from other investment vehicles sponsored or managed by the managing members of the Manager, and therefore the past performance of such investments may not be indicative of our future results.

We are the Manager’s first publiclyoffered investment vehicle. We collectively refer to real estate joint ventures, funds and programs as investment vehicles. All of the previous investment vehicles managed by the managing members of the Manager were conducted through privately held entities, which were not subject to either the upfront commissions, fees and expenses associated with this offering or all of the laws and regulations that govern us, including reporting requirements under the federal securities laws. Thus, the past performance of other investment vehicles sponsored by the Manager’s affiliates may not be indicative of our future results, and we may not be able to successfully operate our business and implement our investment strategy. As a result of all of these factors, you should not rely on the past performance of other investment vehicles sponsored by the Manager and its affiliates to predict or as an indication of our future performance.

Our future growth will depend upon our ability to acquire and lease properties in a competitive real estate business and to  raise additional capital.

Our future growth will depend, in large part, upon our ability to acquire and lease properties and raise additional capital. In order to grow we need to continue to acquire and finance investment properties. We face significant competition with respect to our acquisition and origination of assets from many other companies, including REITs, insurance companies, private investment funds, hedge funds, specialty finance companies and other investors. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Some of our competitors may have greater financial and operational resources, larger customer bases, and more established relationships with their customers and suppliers than we do. The competitive pressures we face, if not effectively managed, may have a material adverse effect on our business, financial condition, liquidity and results of operations.

Also, as a result of this competition, we may not be able to take advantage of attractive origination and investment opportunities, and therefore may not be able to identify and pursue opportunities that are consistent with our objectives. Competition may limit the number of suitable investment opportunities offered to us. It may also result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay our investment in desirable assets, which may in turn reduce our earnings per Unit and negatively affect our ability to declare and make distributions to our Unit holders.

Our Manager may not be successful in identifying and consummating suitable investment opportunities.

Our investment strategy requires us, through our Manager, to identify suitable investment opportunities compatible with our investment criteria. Our Manager may not be successful in identifying suitable opportunities that meet our criteria or in consummating investments, including those identified as part of our investment pipeline, on satisfactory terms or at all. Our ability to make investments on favorable terms may be constrained by several factors including, but not limited to, competition from other investors with significant capital, including publicly traded REITs and institutional investment funds, which may significantly increase investment costs; and/or the inability to finance an investment on favorable terms or at all. The failure to identify or consummate investments on satisfactory terms, or at all, may impede our growth and negatively affect our cash available for distribution to our Unit holders.

We may not achieve diversity in our portfolio.

Our portfolio may lack geographic and/or tenant diversity. While we intend to grow and diversify our portfolio through additional property acquisitions, we cannot guarantee this will occur.

We have no operating history and limited capitalization.

We were organized on June 1, 2016 for the purpose of engaging in the activities set forth in this offering circular. We have no history of operations and, accordingly, no performance history to which a potential investor may refer in determining whether to invest in us. While we will engage in this offering to raise capital, we will nonetheless have limited capitalization. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by new ventures, including our reliance on the Manager and its key personnel and affiliates and  other factors. The Manager believes that the risks associated with real estate investing can be reduced by diversifying among multiple Properties. However, there is no assurance that any attempts by the Manager to diversify will reduce the potential for the company to incur losses. A significant financial reversal for the Manager or its affiliates could adversely affect the ability of the Manager to satisfy its obligation to manage the company.

The market for real estate investments is highly competitive .

Identifying attractive real estate investment opportunities, particularly in the value-added real estate arena, is difficult and involves a high degree of uncertainty. Furthermore, the historical performance of a particular property or market is not a guarantee or prediction of the property’s or market’s future performance. There can be no assurance that we will be able to locate suitable acquisition opportunities, achieve our investment goal and objectives, or fully deploy for investment the net proceeds of this offering.

Because of the recent growth in demand for real estate investments, there may be increased competition among  investors to  invest in the same asset classes as the company. This competition may lead to an increase in the investment prices or otherwise less favorable investment terms. If this situation occurs with a particular Property, our return on that Property is likely to be less than the return we could have achieved if we had invested at a time of less investor competition for the Property. For this and other reasons, the Manager is under no restrictions concerning the timing of  Property purchases.

We are required to make a number of judgments in applying accounting policies, and different estimates and assumptions in the application of these policies could result in changes to our reporting of financial condition and results of operations.

Various estimates are used in the preparation of our financial statements, including estimates related to asset and liability valuations (or potential impairments) and various receivables. Often these estimates require the use of market data values that may be difficult to assess, as well as estimates of future performance or receivables collectability that may be difficult to accurately predict. While we have identified those accounting policies that are considered critical and have procedures in place to facilitate the associated judgments, different assumptions in the application of these policies could result in material changes to our financial condition and results of operations.

We utilize, and intend to continue to utilize, leverage, which may limit our financial flexibility in the future.

We make acquisitions and operate our business in part through the utilization of leverage pursuant to loan agreements with various financial institutions. These loan agreements contain financial covenants that restrict our operations. These financial covenants, as well as any future financial covenants we may enter into through further loan agreements, could inhibit our financial flexibility in the future and prevent distributions to Unit holders.

We may incur losses as a result of ineffective risk management processes and strategies.

We seek to monitor and control our risk exposure through a risk and control framework encompassing a variety of separate but complementary financial, credit, operational, compliance and legal reporting systems, internal controls, management review processes and other mechanisms. While we employ a broad and diversified set of risk monitoring and risk mitigation techniques, those techniques and the judgments that accompany their application cannot anticipate every economic and financial outcome or the specifics and timing of such outcomes. Thus, we may, in the course of our activities, incur losses due to these risks.

We expect to be dependent on information systems and third parties, and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our Units and our ability to make distributions to our Unit holders.

  Our business is likely to become dependent on communications and information systems, some of which are provided by third parties. Any failure or interruption of our systems could cause delays or other problems, which could have a material adverse effect on our operating results and negatively affect the market price of our Units and our ability to make distributions to our Unit holders.

Inflation may adversely affect our financial condition and results of operations.

Although inflation has not materially impacted the results of operations of our affiliates in the recent past, increased inflation could have a more pronounced negative impact on any variable rate debt we incur in the future and on our results of operations. Substantial inflationary pressures and increased costs may have an adverse impact on our tenants, which may adversely affect the ability of our tenants to pay rent.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the SarbanesOxley Act  of 2002, or the SarbanesOxley Act, the DoddFrank Wall Street Reform and Consumer Protection Act, new Securities and Exchange Commission regulations and stock exchange rules and state blue sky laws, regulations and filing requirements, are creating uncertainty for companies such as ours. These new or changed laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, our efforts to comply with evolving laws, regulations, and standards have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Risks Arising From Real Estate Investment Generally

Our real estate investments are subject to risks particular to real property.

Real estate investments are subject to risks particular to real property, including:

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adverse changes in national and local economic and market conditions, including the credit and securitization markets;

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changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

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takings by condemnation or eminent domain;

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real estate conditions, such as an oversupply of or a reduction in demand for real estate space in the area;

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the perceptions of tenants and prospective tenants of the convenience, attractiveness and safety of our properties;

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competition from comparable properties;

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the occupancy rate of our properties;

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the ability to collect all rent from tenants on a timely basis;

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the expense of releasing space;

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changes in interest rates and in the availability, cost and terms of mortgage funding;

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the impact of present or future environmental legislation and compliance with environmental  laws;

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acts of war or terrorism, including the consequences of terrorist attacks;

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acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses; and

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cost of compliance with the Americans with Disabilities Act.

If any of these or similar events occur, it may reduce our return from an affected property or investment and reduce or eliminate our ability to make distributions to  Unit holders.

The Company may suffer from uninsured losses.

The Manager will require comprehensive title, fire and casualty insurance on the Properties. However, there are certain types of losses (generally of a catastrophic nature) which are either uninsurable or not economically insurable, such as losses due to war, terrorism, floods, earthquakes, mudslides or other acts of God.  Should any such disaster occur, or if casualty insurance is allowed to lapse through oversight, the Company could suffer significant losses.

The Company’s use of leverage may increase the risks of loss and may adversely affect certain ERISA investors.

The Company expects to utilize debt to fund the acquisition or improvement of Company Properties which will be secured by the Properties being acquired or improved.  Use of this type of indebtedness (i.e., “leverage”) involves additional risks of loss to the Company ..  (See “Use of Leverage”.)

By utilizing real estate secured loans to purchase or improve a Property, the Company may be able to  increase the Company’s return on the investment by utilizing borrowed funds to increase the Company’s percentage return on its capital investment.  Use of such loans may also reduce the amount of Company capital required to purchase or improve a Property thereby increasing the capital available for other Properties.  Use of this form of leverage, however, may increase the risk of loss associated with the Property if the proceeds from the Property are insufficient to repay the indebtedness pursuant to the terms of the loan entered into by the Company.  Under such circumstances, the Company will either be required to utilize other capital to pay such indebtedness or risk defaulting under the terms of the financing and losing the Company’s invested capital in a foreclosure by the lender.

In addition to the potential payment defaults discussed above, various other events may cause the Company to default under loans secured by Company Properties.  These events may include: (i) the failure of the Company to observe any of the covenants or restrictions contained in the applicable loan agreement; (ii) the default by the Company under any other loan agreement to which it is a party; (iii) the bankruptcy or insolvency of the Manager; or (iv) any other events specified in the applicable loan agreements.

The use of leverage by the Company may also result in the receipt of some taxable income by investors (such as ERISA plans) that are otherwise tax-exempt.  (See “ERISA Considerations” and “Federal Income Tax Consequences – Unrelated Business Taxable Income.”)

Investments in real estate related assets can be speculative .

Investments in real estate-related assets can involve speculative risks and always involve substantial risks. No assurance can be given that the Manager will be able to execute the investment strategy or that Unit holders in the company will realize their investment objectives. No assurance can be given that our Unit holders will realize a substantial return (if any) on their investment or that they will not lose their entire investment in the company. For this reason, each prospective purchaser of our Units should carefully read this offering circular and all exhibits to this offering circular. All such persons or entities should consult with their attorney or business advisor prior to making an investment.

The industry in which the Company will be active is not extensively regulated or supervised.

The investment practices of the Company are not supervised or regulated by any federal or state authority.

There are risks of government action if the Manager or The Company does not comply with all applicable laws and regulations.

While the Manager will use its best efforts to comply with all local, state and federal regulations applicable to the Company and its Properties, there is the possibility of governmental action to enforce any alleged violations of such laws, which may result in legal fees, damage awards or fines and penalties.

Liability relating to environmental matters may impact the value of the properties that we may acquire.

Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. If we fail to disclose environmental issues, we could also be liable to a buyer or lessee of a property.

There may be environmental problems associated with our properties which we were unaware of at the time of acquisition. The presence of hazardous substances may adversely affect our ability to sell real estate, including the affected property, or borrow using real estate as collateral. The presence of hazardous substances, if any, on our properties may cause us to incur substantial remediation costs, thus harming our financial condition. In addition, although our leases will generally require our tenants to operate in compliance with all applicable laws and to indemnify us against any environmental liabilities arising from a tenant’s activities on the property, we nonetheless would be subject to strict liability by virtue of our ownership interest for environmental liabilities created by such tenants, and we cannot ensure the Unit holders that any tenants we might have would satisfy their indemnification obligations under the applicable sales agreement or lease. The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and our ability to make distributions to our Unit holders.

Discovery of previously undetected environmentally hazardous conditions, including mold or asbestos, may lead to liability for adverse health effects and costs of remediating the problem could adversely affect our operating results.

Under various U.S. federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims related to any contaminated property could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our Unit holders

We could be exposed to environmental liabilities with respect to Properties to which we take title.

In the course of our business, and taking title to properties, we could be subject to environmental liabilities with respect to such properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and cleanup costs incurred by these parties in connection with environmental contamination, or we may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we become subject to significant environmental liabilities, our business, financial  condition, liquidity and results of operations could be materially and adversely affected.

Properties may contain toxic and hazardous materials .

Federal, state and local laws impose liability on a landowner for releases or the otherwise improper presence on the premises of hazardous substances. This liability is without regard to fault for, or knowledge of, the presence of such substances. A landowner may be held liable for hazardous materials brought onto the property before it acquired title and for hazardous materials that are not discovered until after it sells the property. Similar liability may occur under applicable state law. If any hazardous materials are found within a Property that are in violation of law at any time, we may be liable for all cleanup costs, fines, penalties and other costs. This potential liability will continue after we sell the Property and may apply to hazardous materials present within the Property before we acquired such Property. If losses arise from hazardous substance contamination which cannot be recovered from a responsible party, the financial viability of that property may be substantially affected. It is possible that we will acquire a Property with known or unknown environmental problems which may adversely affect us

We may invest in real estate related Investments, including joint ventures and co-investment arrangements.

We expect to primarily invest in properties as sole owner. However, we may, in the Manager’s  sole discretion subject to our investment guidelines, invest as a joint venture partner or coinvestor in an Investment. In such event, we generally anticipate owning a controlling interest  in the joint venture or co-investment vehicle. However, our joint venture partner or coinvestor may have a consent or similar right with respect to certain major decisions with respect to an Investment, including a refinancing, sale or other disposition. Additionally, we may rely on our joint venture partner or coinvestor to act as the property manager or developer, and, thus, our returns will be subject to the performance of our joint venture partner  or  coinvestor.  In  addition,  we  are  not  restricted  from  making  investments through noncontrolling interests. While the Manager does not intend for these types of Investments to be a primary focus of the company, the Manager may make such Investments in its sole discretion.

We expect to rent a significant portion of our real estate to tenants who are unable to qualify for a home loan, which may be more susceptible to adverse market conditions.

We expect that a substantial number of our properties will be leased to tenants who are unable to qualify for a home loan that generally have less financial wherewithal than others.  Our prospective tenant base is more likely to be adversely affected by a downturn in the regional, national or international economies.  As such, negative market conditions affecting existing or potential tenants, or their employment prospects, could materially adversely affect our financial condition and results of operations.

Adverse economic conditions may negatively affect our results of operations and, as a result, our ability to make distributions to our Unit holders or to realize appreciation in the value of our investments.

  Our operating results may be adversely affected by market and economic challenges, which may negatively affect our returns and profitability and, as a result, our ability to make distributions to our Unit holders or to realize appreciation in the value of our Properties. These market and economic challenges include, but are not limited to, the following:

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any future downturn in the U.S. economy and the related reduction in spending, reduced home prices and high unemployment could result in tenant defaults under leases, vacancies at our properties, and concessions or reduced rental rates under new leases due to reduced demand;

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the rate of household formation or population growth in our target markets or a continued or exacerbated economic slowdown experienced by the local economies where our properties are located or by the real estate industry generally may result in changes in supply of or demand for our properties in our target markets; and

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the failure of the real estate market to attract the same level of capital investment in the future that it attracts at the time of our purchases or a reduction in the number of companies or individuals seeking to acquire properties may result in the value of our investments not appreciating or decreasing significantly below the amount we pay for these investments.

The length and severity of any economic slowdown or downturn cannot be predicted. Our operations and, as a result, our ability to make distributions to our Unit holders and/or our ability to realize appreciation in the value of our properties could be materially and adversely affected to the extent that an economic slowdown or downturn is prolonged or becomes severe.

We may be adversely affected by unfavorable economic changes in the specific geographic areas where our Properties are concentrated.

Adverse conditions (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) in the areas where our Properties are located and/or concentrated, and local real estate conditions may have an adverse effect on the value of our Properties. A material decline in the demand or the ability of tenants to pay rent for properties in these geographic areas may result in a material decline in our cash available for distribution to our Unit holders.

We may not be able to release or renew leases at the Properties held by us on terms favorable to us or at all.

  We are subject to risks related to expiration or early termination of the leases for our properties. The terms of the renewal or releasing (including the costs of required renovations or concessions to tenants) may be less favorable than current lease terms. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by a Property. If we are unable to release or renew leases for all or substantially all of our properties, if the rental rates upon such renewal or releasing are significantly lower than expected, or if we are required to make significant renovations or concessions to tenants as part of the renewal or releasing process, we will experience a reduction in net income and may be required to reduce or eliminate distributions to our  Unit holders.

Lease defaults or terminations or landlordtenant disputes may adversely reduce our income from our leased  property portfolio.

  Lease defaults or terminations by one or more of our tenants may reduce our revenues unless a default is cured or a suitable replacement tenant is found promptly. In addition, disputes may arise between the landlord and tenant that result in the tenant withholding rent payments, possibly for an extended period. These disputes may lead to litigation or other legal procedures to secure payment of the rent withheld or to evict the tenant. In other circumstances, a tenant may have a contractual right to abate or suspend rent payments. Even without such right, a tenant might decide to do so. Any of these situations may result in extended periods during which there is a significant decline in revenues or no revenues generated by the property. If this were to occur, it could adversely affect our results of operations.

We could be adversely affected by various facts and events related to our Properties over which we have limited or no control.

We could be adversely affected by various facts and events over which we have limited or no control, such as (i) oversupply of properties and changes in market rental rates; (ii) economic or physical decline of the areas where the Properties are located; and (iii) deterioration of the physical condition of our Properties; any of which could adversely affect our financial condition.

Acquired Properties may not meet projected occupancy .

 If the tenants in a Property do not renew or extend their leases or if tenants terminate their leases, the operating results of the Property could be substantially and adversely affected by the loss of revenue and possible increase in operating expenses not reimbursed by the tenants. There can be no assurance that the Properties will be substantially occupied at projected rents.

Distributions may represent a return of capital .

 A portion of the distributed cash may constitute a return of each Unit holder’s capital investment in the company. Any such distributions would constitute a return of capital. Accordingly, such distributed cash will not constitute profit or earnings but merely a return of capital .

We will likely receive limited representations and warranties from sellers .

Properties will likely be acquired with limited representations and warranties from the seller regarding the condition of the Property, the status of leases, the presence of hazardous substances, the status of governmental approvals and entitlements and other significant matters affecting the use, ownership and enjoyment of the Property. As a result, if defects in a Property or other matters adversely affecting a Property are discovered, we may not be able to pursue a claim for damages against the seller of the Property. The extent of damages that we may incur as a result of such matters cannot be predicted, but potentially could result in a significant adverse effect on the value of the Properties.

We may experience delays in the sale of a Property .

If a trading market does not develop for our Units and we are not able to list on a registered national securities exchange, we anticipate pursuing a merger, portfolio sale or we may liquidate our Properties within seven years of the termination of this offering. However, it may not be possible to sell any or all of our Properties at a favorable price, or at all, in such a time frame. If we are unable to sell our Properties in the time frames or for the prices anticipated, our ability to make distributions to you may be materially delayed or reduced, you may not be able to get a return of capital as expected or you may not have any liquidity.

We may be subject to the risk of liability and casualty loss as the owner of a Property .

It is expected that the Manager will maintain or cause to be maintained insurance against certain liabilities and other losses for a Property, but the insurance obtained will not cover all amounts or types of loss. There is no assurance that any liability that may occur will be insured or that, if insured, the insurance proceeds will be sufficient to cover the loss. There are certain categories of loss that may be or may become uninsurable or not economically insurable, such as earthquakes, floods and hazardous waste.

Further, if losses arise from hazardous substance contamination that cannot be recovered from a responsible party, the financial viability of the affected Property may be substantially impaired. It is expected that lenders will require a Phase I environmental site assessment to determine the existence of hazardous materials and other environmental problems prior to making a Loan secured by a Property. However, a Phase I environmental site assessment generally does not involve invasive testing, but instead is limited to a physical walk through or inspection of a Property and a review of governmental records. It is possible that we will acquire a Property with known or unknown environmental problems that may adversely affect our Properties.

Risks Related to the Manager

We are dependent on our Manager and its key personnel for our success.

Currently, we are managed by our Manager. Our Manager is not obligated to dedicate any specific personnel exclusively to us, nor is its personnel obligated to dedicate any specific portion of their time to the management of our business. As a result, we cannot provide any assurances regarding the amount of time our Manager will dedicate to the management of our business.

In identifying Properties, the Manager will rely on information provided by others.

While the Manager will endeavor to make reasonable due diligence investigations into prospective Properties, it will rely to some extent on third parties such as credit agencies, appraisers, brokers and the owner itself to provide the information upon which the Manager will base its decision to invest in a Property.  There is no guarantee that this information or the Manager’s assessment of the information will be accurate.

The Members will not have the ability to control the day to day operations of the Company, to control the Manager or to remove the Manager.

The Members must rely on the Manager to manage the Company.  The success of the Company will depend to a significant extent on the expertise and abilities of the Manager.  While the Manager believes it has adequate financial resources and personnel to manage the Properties, it is possible that during the term of the Company, the Manager’s resources could deteriorate, leading to loss of opportunities or operating losses.

The Members will not have a voice in the management decisions of the Company and can exercise only a very limited amount of control over the Manager.  The Members have only the voting rights set forth in the LLC Agreement or required by Delaware law which do not include the right or power to remove or replace the Manager.

The Company will rely upon local service providers and property managers in connection with its Properties.

Neither the Manager nor its principals are permanently located in the territories where the Company's Properties will be located and the Manager intends to utilize local property managers and other service providers to assist in the acquisition and management of Company Properties.  As such, the Company will be required to rely, to some degree, on parties other than the Manager in connection with the day to day operations of its Properties.  The inability of third party service providers or property managers to adequately provide the services contracted for could affect Company operations.  As of the date of this Offering, not all of the entities and individuals that will provide these services for The Company have been identified and investors will not have the prior right to approve or assess the service providers engaged by the Company for this purpose.

The Manager is not required to devote its full time to the business of the Company.

The Manager is not required to devote its full time to the Company’s affairs, but only such time as the affairs of the Company may reasonably require.  While the Manager intends to make the Company its primary focus, it has ongoing businesses outside of and in addition to the business of the Company and will not devote its time solely to the management of the Company.

The Manager is subject to conflicts of interest.

There are several areas in which the interests of the Manager will conflict with those of the Company, which should be carefully considered.  (See “Conflicts of Interest.”)

Investors in the Company will have no claim to the fees payable to the Manager.

The Company will pay certain fees and compensation to the Manager and its affiliates. These fees will be owed as incurred.  Even if the Company is unsuccessful in generating sufficient income to cover its operations, it will have no claim against the Manager for a refund of such fees or any clawback rights with respect to profits distributed to the Manager.

The inability of our Manager to retain or obtain key personnel could delay or hinder implementation of our investment strategies, which could impair our ability to make distributions and could reduce the value of your investment.

  Our Manager has significant discretion regarding the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend significantly upon the experience, skill, resources, relationships and contacts of the individuals who are the members of our Manager. In particular, our success depends to a significant degree upon the contributions of Messrs. Hubert Hultgren and Ian Fisher, who are managing members of our Manager. We do not have employment agreements with any of these key personnel and do not have key man life insurance on any of them.  If Messrs. Hultgren and Fisher were to cease their affiliation with us or our Manager, our Manager may be unable to find suitable replacements, and our operating results could suffer. We believe that our future success depends, in large part, upon our Manager’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for highly skilled personnel is intense, and our Manager may be unsuccessful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of highly skilled personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Because we are dependent upon our Manager and its affiliates to conduct our operations, any adverse changes in the financial health of our Manager or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

We are dependent on our Manager and its affiliates to manage our operations and acquire and manage our portfolio of real estate assets. Subject to our investment guidelines, our Manager makes all decisions with respect to the management of our company. Our Manager depends upon the fees and other compensation that it receives from us in connection with managing our company to conduct its operations. Any adverse changes in the financial condition of our Manager or its affiliates, or our relationship with our Manager, could hinder its ability to successfully manage our operations and our portfolio of investments, which would adversely affect us and our Unit holders.

We have approved very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager unless such approval is required by our investment guidelines.

Our Manager is authorized to follow very broad investment guidelines established in our LLC Agreement. Unit holders may have the ability to periodically review our investment guidelines and our portfolio of assets but will not, and will not be required to, review all of our proposed investments. Furthermore, transactions entered into by our Manager may be costly, difficult or impossible to unwind. Our Manager has great latitude within the broad parameters of our investment guidelines in determining the types and amounts of assets in which to invest on our behalf, including making investments that may result in returns that are substantially below expectations or result in losses, which would materially and adversely affect our business and results of operations, or may otherwise not be in the best interests of our Unit holders.

The Manager may fail to identify acceptable Properties .

There can be no assurances that the Manager will be able to identify, make or acquire suitable Properties meeting our investment criteria. There is no guarantee that any Property selected by the Manager will generate operating income or gains. While members of the Manager believe they have been successful in the past in identifying and structuring favorable real estate investments, there is no guarantee that the Manager will be able to identify and structure favorable Properties in the future.

Risks Related to Conflicts of Interest

Our LLC Agreement and our Management Agreement with our Manager was not negotiated on an arm’s length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

  Our LLC Agreement was negotiated between related parties and its terms, including fees payable to our Manager, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the Management Agreement because of our desire to maintain our ongoing relationship with the Manager and its other affiliates such as GPC Fund I.

We may have conflicts of interest with our Manager and other affiliates, which could result in investment decisions that are not in the best interests of our Unit holders.

There are numerous conflicts of interest between our interests and the interests of our Manager and their respective affiliates, including conflicts arising out of allocation of personnel to our activities, allocation of investment opportunities between us and investment vehicles affiliated with our Manager, purchase or sale of properties, including from affiliates of our Manger, and fee arrangements with our Manager that might induce our Manager to make investment decisions that are not in our best interests. Examples of these potential conflicts of interest include:

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Competition for the time and services of personnel that work for us and our affiliates;

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Compensation payable by us to our Manager and its affiliates for their various services, which may not be on market terms and is payable, in some cases, whether or not our Unit holders receive distributions;

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The possibility that our Manager, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of properties, and that such conflicts may not be resolved in our favor, thus potentially limiting our investment opportunities, impairing our ability to make distributions and adversely affecting the trading price of our Units;

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The possibility that the managing members of our Manager will face conflicts of interest between managing the company and other entities, such as GPC Fund I, whose managers also serve as our managers, resulting in actions that may not be in the longterm best interests of our Unit holders;

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Our Manager has considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions;

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The possibility that we may acquire or merge with our Manager or one of its affiliates, resulting in an internalization of our management functions; and

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The possibility that the competing demands for the time of our Manager may result in them spending insufficient time on our business, which may result in our missing investment opportunities or having less efficient operations, which could reduce our profitability and result in lower distributions to you.

Any of these and other conflicts of interest between us and our Manager could have a material adverse effect on the returns on our investments, our ability to make distributions to Unit holders and the trading price of our Units.

Our Manager has interests that may conflict with the interests of Unit holders.

Our Manager is  also the manager of GPC Fund I, and its affiliates. These individuals and entities may have personal and professional interests that conflict with the interests of our Unit holders with respect to business decisions affecting us and our operating partnership. As a result, the effect of these conflicts of interest on these individuals may influence their decisions affecting the negotiation and consummation of the transactions whereby we acquire properties in the future from GPC Fund I, its affiliates, or in the allocation of investment opportunities to us by affiliated or related parties.

Risks Associated with Debt Financing

We plan to use and may continue to use mortgage and other debt financing to acquire properties or interests in properties and otherwise incur other indebtedness, which increases our expenses and could subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

We may acquire real properties and other real estate related investments, including entity acquisitions, by assuming either existing financing secured by the asset or by borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our assets to obtain funds to acquire additional investments or to pay distributions to our Unit holders. If we mortgage a property and have insufficient cash flow to service the debt, we risk an event of default which may result in our lenders foreclosing on the properties securing the mortgage.  If we cannot repay or refinance loans incurred to purchase our properties, or interests therein, then we may lose our interests in the properties secured by the loans we are unable to repay or refinance.

High levels of debt or increases in interest rates could increase the amount of our loan payments, which could reduce the cash available for distribution to Unit holders.

Our policies do not limit us from incurring debt.  High debt levels will cause us to incur higher interest charges, resulting in higher debt service payments, and may be accompanied by restrictive covenants. Interest we pay reduces cash available for distribution to Unit holders. Additionally, with respect to our variable rate debt, increases in interest rates increase our interest costs, which reduce our cash flow and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss. In addition, if we are unable to service our debt payments, our lenders may foreclose on our interests in the real property that secures the loans we have entered into.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flow from operations and the amount of cash distributions we can make.

Our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties. If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise capital by issuing more Units or borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our Manager. These or other limitations may limit our flexibility and prevent us from achieving our operating plans.

Our ability to obtain financing on reasonable terms would be impacted by negative capital market conditions.

If domestic and international financial markets experience unusual volatility or uncertainty, our ability to obtain financing on reasonable terms could be negatively impacted. If liquidity were to tighten in overall financial markets, including the investment grade debt and equity capital markets, there would be greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

Lenders may be able to recover against our other Properties under our mortgage loans.

In financing our acquisitions, we will seek to obtain secured nonrecourse loans. However, only recourse financing may be available, in which event, in addition to the Property securing the loan, the lender would have the ability to look to our other assets for satisfaction of the debt if the proceeds from the sale or other disposition of the Property securing the loan are insufficient to fully repay it. Also, in order to facilitate the sale of a Property, we may allow the buyer to purchase the Property subject to an existing loan whereby we remain responsible for the debt.

If we are required to make payments under any “bad boy” carveout guaranties that we may provide in connection with certain mortgages and related loans, our business and financial results could be materially adversely affected.

In obtaining certain nonrecourse loans, we may provide standard carveout guaranties. These guaranties are only applicable if and when the borrower directly, or indirectly through agreement with an affiliate, joint venture partner or other third party, voluntarily files a bankruptcy or similar liquidation or reorganization action or takes other actions that are fraudulent or improper (commonly referred to as “bad boy” guaranties). Although we believe that “bad boy” carveout guaranties are not guaranties of payment in the event of foreclosure or other actions of the foreclosing lender that are beyond the borrower’s control, some lenders in the real estate industry have recently sought to make claims for payment under such guaranties. In the event such a claim were made against us under a “bad boy” carve out guaranty following foreclosure on mortgages or related loan, and such claim were successful, our business and financial results could be materially adversely affected.

Interest only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our Unit holders.

We may finance our property acquisitions using interest only mortgage indebtedness. During the interest only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lumpsum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates.  Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our Unit holders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Although not intended to be a focus of the company, we may enter into derivative or hedging contracts that could expose us to contingent liabilities and certain risks and costs in the future.

Part of our investment strategy may involve entering into derivative or hedging contracts that could require us to fund cash payments in the future under certain circumstances, such as the early termination of the derivative agreement caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the derivative contract. The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and  charges. These  economic losses would be reflected in our financial results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition and results of operations.

Further, the cost of using derivative or hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our derivative or hedging activity and thus increase our related costs during periods when interest rates are volatile or rising and hedging costs have increased.

In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, in many cases, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot be assured that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise  or expiration, which could result in losses.

Interest rates might increase.

Based on historical interest rates, current interest rates are low and, as a result, it is likely that the interest rates available for future real estate loans and refinances will be higher than the current interest rates for such loans, which may have a material and adverse impact on the company and our Properties. If there is an increase in interest rates, any debt servicing on Properties could be significantly higher than currently anticipated, which would reduce the amount of cash available for distribution to the Unit holders. Also, rising interest rates may affect the ability of the Manager to refinance a Property. Properties may be less desirable to prospective purchasers in a rising interest rate environment and their values may be adversely impacted by the reduction in cash flow due to increased interest payments.

We may use floating rate, interest only or shortterm loans to acquire Properties .

The Manager has the right, in its sole discretion, to negotiate any debt financing, including obtaining (i) interest only, (ii) floating rate and/or (iii) shortterm loans to acquire Properties. If the Manager obtains floating rate loans, the interest rate would not be fixed but would float with an established index (probably at higher interest rates in the future). No principal would be repaid on interest only loans. Finally, we would be required to refinance short term loans at the end of a relatively short period. No assurance can be given that the Manager would be  able to refinance with fixedrate permanent loans in the future, on favorable terms or at all, to refinance the shortterm loans. In addition, no assurance can be given that the terms of such future loans to refinance the shortterm loans would be favorable to the company.

We may use leverage to acquire Properties .

The Manager, in its sole discretion, may leverage the Properties. As a result of the use of leverage, a decrease in revenues of a leveraged Property may materially and adversely affect that Property’s cash flow and, in turn, our ability to make distributions. No assurance can be given that future cash flow of a particular Property will be sufficient to make the debt service payments on any borrowed funds for that Property and also cover operating expenses. If the Property’s revenues are insufficient to pay debt service and operating expenses, we would be required to use net income from other Properties, working capital or reserves, or seek additional funds. There can be no assurance that additional funds will be available, if needed, or, if such funds are available, that they will be available on terms acceptable to us.

Leveraging a Property allows a lender to foreclose on that Property .

Lenders to a Property, even nonrecourse lenders, are expected in all instances to retain the right to foreclose on that Property if there is a default in the loan terms. If this were to occur, we would likely lose our entire investment in that Property.

Lenders may have approval rights with respect to an encumbered Property .

A lender to a Property will likely have numerous other rights, which may include the right to approve any change in the property manager for a particular Property.

Availability of financing and market conditions will affect the success of the company .

Market fluctuations in real estate financing may affect the availability and cost of funds needed in the future for Properties. In addition, credit availability has been restricted in the past and may become restricted again in the future. Restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect the Properties and our ability to execute its investment goals.

We do not have guaranteed cash flow .

There can be no assurance that cash flow or profits will be generated by the Properties. If the Properties do not generate the anticipated amount of cash flow, we may not be able to pay the anticipated distributions to the Unit holders without making such distributions from the net proceeds of this offering or from reserves.

Risks Related to Our Organization and Structure

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, our Manager, nor any subsidiaries we may form at future dates intend to register as an investment company under the Investment Company Act. We expect that our and our subsidiaries’ investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the Investment Company Act. In order to maintain an exemption from regulation under the Investment Company Act, we intend to engage, both directly and through our wholly and majority owned subsidiaries, primarily in the business of buying real estate, and these investments must be made within one year after an offering ends. If we are unable to invest a significant portion of the proceeds of an offering in properties within one year of the termination of such offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to Unit holders and possibly lower your returns.

We expect that most of our assets will be held through wholly owned or majority owned subsidiaries. We expect that most of these subsidiaries will be outside the definition of investment company under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property or in entities that they manage or comanage that own real property. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities.  Section 3(a)(1)(C) of the

Investment Company Act defines an investment company as any issuer that is engaged  or proposes to  engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section  3(c) of the Investment Company Act. We intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that we will not be considered an investment company under Section 3(a)(1) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities.

In the event that the value of investment securities held by us were to exceed 40%, we expect to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires us to invest at least 55% of our portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets” and maintain at least 70% to 90% of its assets in qualifying real estate assets or other real estate related assets. The remaining 20% of the portfolio can consist of miscellaneous assets. What we buy and sell is therefore limited to these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon noaction letters issued by the SEC staff in the past and other SEC interpretive guidance. These noaction positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these noaction positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain joint venture investments may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to reevaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In the event that we or our subsidiaries were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the real estate business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more   of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we may rely on Section 3(c)(6) if 55% of the assets consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by our Company.

To ensure that we are not required to register as an investment company, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may be required to acquire additional income or lossgenerating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to  acquire. Although we intend to monitor our respective portfolios periodically and prior to each acquisition or disposition, we may not be able to maintain an exclusion from registration as an investment company. If we are required to register as an investment company but fail to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought  against such entity. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business. Finally, if we were to become an investment company then we would not be permitted to rely upon Regulation A for future offerings of our securities, which may adversely impact our ability to raise additional capital.

We may change our investment and operational policies without Unit holder consent.

We may change our investment and operational policies, including our policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions, at any time without the consent of our Unit holders, which could result in our making investments that are different from, and possibly riskier than, the types of investments described in this filing. A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect our ability to make distributions.

We may in the future choose to pay dividends in our own Units, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

We may in the future distribute taxable dividends that are payable in cash and our Units at the election of each  Unit holder. Taxable Unit holders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for United States federal income tax purposes. As a result, a U.S. Unit holder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. Unit holder sells Units it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our Units at the time of the sale. Furthermore, with respect to nonU.S. Unit holders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in Units. In addition, if a significant number of our Unit holders decide to sell our Units in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our Units.

Risks Related to the Ownership of Units

Future sales of our Units in the public market or the issuance of other equity may adversely affect the market price of our Units.

  Sales of a substantial number of stocks or other equityrelated securities in the public market could depress their market price, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of Units or other equityrelated securities would have on their market price.

The price of our common Units may fluctuate significantly.

If a trading market develops, our trading price of our common Units may fluctuate significantly in response to many factors, including:

•

actual or anticipated variations in our operating results, funds from operations, or FFO, cash flows, liquidity or distributions;

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changes in our earnings estimates or those of analysts;

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publication of research reports about us or the real estate industry or sector in which we operate;

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increases in market interest rates that lead purchasers of our Units to demand a higher dividend yield;

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changes in market valuations of companies similar to us;

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adverse market reaction to any securities we may issue or additional debt it incurs in the future;

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additions or departures of key management personnel;

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actions by institutional Unit holders;

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speculation in the press or investment community;

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continuing high levels of volatility in the credit markets;

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the realization of any of the other risk factors included herein; and

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general market and economic conditions.

The Company has no operating history for investors to evaluate.

The Company is a development-stage company. As of the date of this Offering, the Company has yet to commence substantial operations.  Although Manager and its principals believe they have substantial relevant experience (see “Directors, Executive Officers, and Significant Employees”), the Company does not have prior operating history from which to evaluate past success or the likelihood of future success in operating the Company.  Investors will have to rely on the information in this Offering about the careers of the principals, and the past performance of the Manager in order to make such an evaluation.  The Company’s business model may not be successful and it may never attain profitability.

Members have limited rights under the LLC Agreement and will be subject to actions approved by a Member Majority.

The Members have only the voting rights set forth in the LLC Agreement or required by Delaware law and a vote of a Member Majority (i.e., Members holding more than 50% of the outstanding Units) is required to exercise such rights.  Consequently, each Member will have no right to require or approve any action of the Company or the Manager that conflicts with the will of the Member Majority and it may be difficult, time consuming and costly to solicit adequate votes to take any action because there may be a significant number of Members holding Units, and Members may have differing opinions with respect to a course of action to take.  (See “Summary of the LLC Agreement – Rights and Liabilities of Members.”)

The Company will be taxed as a “Partnership” and the Members will be taxed as “Partners.”

The Company will elect to be treated as a partnership for federal income tax purposes.  Any federal tax treatment presently available with respect to the Company could be affected by any changes in tax laws that may result through future Congressional action, tax court or other judicial decisions, or interpretations of the Internal Revenue Service.  PROSPECTIVE MEMBERS ARE URGED TO REVIEW THE “FEDERAL INCOME TAX CONSEQUENCES” SECTION CAREFULLY AND TO CONSULT THEIR OWN TAX ADVISORS.

The Units are not insured or guaranteed by any third party.

The Units are not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC), the Securities Investor Protection Corporation (SIPC), any governmental agency or any other public or private entity.  Members in the Company will be dependent on the Manager’s ability to effectively manage the Company’s business to generate sufficient cash flow for the repayment of Members’ capital and the generation of any profit.  If this proves inadequate, investors could lose a portion or all of their investment.

Fluctuations in interest rates may raise opportunity costs.

Interest rates are subject to abrupt and substantial fluctuations, but the purchase of Units is an illiquid investment.  If prevailing interest rates rise considerably, investors may wish to liquidate their investment in order to take advantage of higher returns available from other investments, but will be unable to do so.

The LLC Agreement does not contain provisions to protect investment in the Units.

The Units do not have the benefit of extensive protective provisions in the LLC Agreement.  The provisions of the LLC Agreement are not designed to protect a Member’s investment if there is a material adverse change in the Company’s financial condition or results of operations.  For example, a Member has no right to withdraw from the Company prior to the end of its term.

The Units are risky and speculative . If you cannot afford to lose your entire investment, you should not invest in them,.

Prospective investors should be aware that the Units are risky and speculative investments suitable only for investors of adequate financial means.  If you cannot afford to lose your entire investment, you should not invest in the Units.  If the Company accepts an investment, you should not assume that the Units are a suitable and appropriate investment for you.

The Purchase Price payable for Units may not accurately reflect the value of the Company's assets as of any given date .

The Initial Unit Purchase Price of $10.00 has been set by the Manager for reference purposes, only, and does not reflect the value of any initial assets owned by Company.  The Company will only begin acquiring Properties and other assets when the Minimum Offering has been received and the Initial Closing has occurred.   Beginning on the first

day of the calendar quarter immediately following the Initial Closing and continuing on the first day of each calendar quarter, thereafter , the Unit Purchase Price shall be adjusted to reflect the Net Asset Value of the Company calculated in accordance with the Company's LLC Agreement.  (See "Securities Being Offered – Unit Purchase Price.") Home price index information utilized for this purpose will be obtained from third party data providers and, while the Manager intends to use reputable data providers, there is no guaranty the date received will be 100% accurate.  Moreover , home price index information represents average information across a specified market and may not accurately reflect any one Property's true adjusted value.  To the extent the Net Asset Value of the Company is overstated (i.e., reflects overall values greater than the true fair market value of the Properties) the purchase price for the Units will be higher than the true per Unit value of the Company's assets.  In this circumstance , the fund will benefit at the expense of the purchaser. The converse, however, is also true , and if the Net Asset Value of the Company is understated , the purchaser will receive greater value for a lower purchase price at the expense of the fund and exiting members.

The availability and timing of cash distributions or dividends is uncertain.

Our Manager will determine the amount and timing of any distributions. In making such determinations, our Manager will consider all relevant factors, including the amount of cash available for distribution, capital expenditures, general operational requirements and applicable law.  Our funds generated by operations, after deducting these expenses, may not be sufficient to cover desired levels of distributions to our Unit holders. In addition, our board of directors, in its discretion, may retain any portion of such cash for working capital. We cannot predict the amount of distributions we may make, maintain or increase over time.

There are many factors that can affect the availability and timing of cash distributions to Unit holders. Because we may receive rents and income from our properties at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distribution will be affected by many factors, including without limitation, the amount of income we will earn from investments in target assets, the amount of its operating expenses and many other variables. Actual cash available for distribution may vary substantially from our expectations.

While we intend to fund the payment of any distributions to Unit holders from distributable cash flows, we may fund such distributions to our Unit holders from a combination of available net cash flows, equity capital and proceeds from borrowings. In the event we are unable to consistently fund future distributions to Unit holders entirely from distributable cash flows, the value of our Units may be negatively impacted.

An increase in market interest rates may have an adverse effect on the market price of our Units and our ability to make distributions to our Unit holders.

One of the factors that investors may consider in deciding whether to buy or sell our Units is our distribution rate as a percentage of Unit price, relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate on our Units or seek alternative investments paying higher distributions or interest. As a result, interest rate fluctuations and capital market conditions can affect the market price of our Units. For instance, if interest rates rise without an increase in our distribution rate, the market price of our Units could decrease because potential investors may require a higher distribution yield on our Units as market rates on interestbearing instruments such as bonds rise. In addition, to the extent we have variable rate debt, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting our cash flow and its  ability to service our indebtedness and make distributions to our  Unit holders.

Members may be obligated to return certain impermissible distributions.

Members are not required to contribute any additional capital to the Company beyond their investment to pay any debts of the Company.  Under Delaware law, however, limited liability companies such as the Company are prohibited from making distributions to their members if following such distribution the limited liability company would be unable to pay its debts or following such distribution the company’s total liabilities would exceed its total assets.  Members receiving such distributions may be obligated to return the distribution but only if such member had actual knowledge of the impropriety of the distribution at the time it was made.  Consequently, to the extent that a return of a Member’s capital contribution is deemed a distribution, a Member may be required, under certain circumstances, to return such distributions to the Company to discharge the Company’s liabilities to creditors who extended credit to the Company during the period such capital contribution was held by the Company.

Members have not been independently represented in the formation of the Company.

Investors in the Company have not been represented by independent counsel in its organization, and the attorneys who have performed services for The Company has also represented the Manager.  Thus, conflicts of interest between the Company and the Manager may not have been addressed as vigorously as in an arms-length transaction.  (See “Conflicts of Interest.”)

Our issuance of warrants and promotional units could substantially dilute the interests of Unit holders and depress the price for the Company’s Units.

As part of this Offering, the Company is issuing the Placement Agent warrants to purchase up to 5% of the Units in this Offering at par value ($10.00 per Unit.)  In addition, the Manager will be entitled to issue Units to itself on an annual basis, based on the amount (if any) Net Asset Value increase of the company. As such, these future issuances of Units could substantially dilute the interests of members and investors in this Offering.

Promotional Units will dilute the interests of the Members and Investors who are not Members at the time of dissolution will not receive the priority "catch-up" distributions upon liquidation .

The Manager will receive Promotional Unit Distributions over the life of the Company.  (See "Compensation of Directors and Executive Officers.")  Such distributions allow for manager compensation to be paid without a corresponding reduction in Company cash flow; however, issuance of Promotional Units to the Manager will dilute the interests of the existing Members by increasing the total number of outstanding Units without a corresponding increase in assets funded by the proceeds thereof.   Upon dissolution of the Company and over the course of the liquidation of its assets, Members will receive 100% of cash distributions from the Company until they have received cash distributions equal to the value of the Promotion Units previously received by the Manager.  The Manager has agreed to such distributions in order to allow the Members to recoup, at liquidation, a portion of the amount of distributions previously lost due to the dilutionary effect of the Promotional Units.  Investors who do not remain as Members through the entire term of the Company and through the dissolution and liquidation of the Company's assets will not be entitled to receive liquidation distributions, and will thus be disproportionately affected by issuance of the Promotional Interests.

Risks Related to the Investment in this Offering and Lack of Liquidity

Our Units will have limited transferability and liquidity. While we intend to pursue listing on an alternative exchange and once our size permits a listing on a registered national exchange, a market may not develop for our Units. Initially, Unit holders cannot expect to be able to liquidate their investment in case of an emergency. Further, the sale of the Units may have adverse federal income tax consequences.

The price of the Units is arbitrary . The purchase price of our Units has been determined primarily by our capital needs and bears no relationship to any established criteria of value such as book value or earnings per Unit, or any combination thereof.  Further, the price of the Units is not based on any past earnings.

There currently is no public trading market for the Company’s securities and an active market may not develop or, if developed, be sustained.  If a public trading market does not develop, you may not be able to sell any of your securities.

There is currently no public trading market for the Company’s Units, and an active market may not develop or be sustained.  If an active public trading market for the Company’s securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Units at any price.  Even if a public market does develop, the market price could decline below the amount you paid for your Units.

Our securities may be traded on a closed trading system with limited volume and liquidity.

        The Company’s securities may not be quoted for trading on any stock exchange or through any other traditional trading platform. The Company’s digital securities may be issued, available for purchase and may be traded exclusively on a specific trading system that is registered with the SEC as an alternative trading system, or ATS. Any disruption to the operations of an ATS or a broker-dealer's customer interface with an ATS would materially disrupt trading in, or potentially result in a complete halt in the trading of, the Company’s securities.

        Because the Company’s securities may be traded exclusively on a closed trading system, it is a possibility that there will be a limited number of holders of securities. In addition, an ATS is likely to experience limited trading volume with a relatively small number of securities trading on the ATS platform as compared to securities trading on traditional securities exchanges or trading platforms. As a result, this novel trading system may have limited liquidity, resulting in a lower or higher price or greater volatility than would be the case with greater liquidity. You may not be able to resell your securities on a timely basis or at all.

The number of securities traded on an ATS may be very small, making the market price more easily manipulated.

        While the Company understand that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading price of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for the Company’s securities because the ATS the Company choose may be a closed system that does not have the same breadth of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

An ATS is not a stock exchange and has limited quoting requirements for issuers or for the securities traded.

        Unlike the more expansive listing requirements, policies and procedures of the Nasdaq Global Market and other NMS trading platforms, there are no minimum price requirements and limited listing requirements for securities to be traded on an ATS. As a result, trades of the Company’s securities on an ATS may not be at prices that represent the national best bid or offer prices of securities that could be considered similar securities.

We may apply to quote the Company’s Units on the OTC, but the Company’s securities will not be eligible for quotation if the Company is not current in the Company’s filings with the Securities and Exchange Commission.

As a potential OTC company, the Company is required to remain current in the Company’s filings with the SEC in order for Units to be eligible for quotation over-the-counter. In the event that the Company become delinquent in the Company’s required filings with the Securities and Exchange Commission (“SEC”), quotation of the Company’s Units may be terminated following a grace period if the Company does not make the Company’s required filing during that time. If the Company’s Units are not eligible for quotation on the over-the-counter bulletin board, investors in the Company’s Units may find it difficult to sell their Units.

Distributions may be paid from our offering proceeds, which could reduce the amount of capital we invest in properties.

Our LLC Agreement permits us to pay distributions from offering proceeds. Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of your investment especially if a substantial portion of our distributions are paid from offering proceeds.

Benefit Plan Risks Under ERISA or the Code

If you fail to meet the fiduciary and other standards under the Employee Retirement Income Security Act of 1974, as amended or the Code as a result of an investment in our Units, you could be subject to criminal and civil penalties.

Special considerations apply to the purchase of stock (or Units) by employee benefit plans subject to the fiduciary rules of title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, including pension or profit sharing plans and entities that hold assets of such plans, which we refer to as ERISA Plans, and plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh Plans, and medical savings accounts. (Collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Code as “Benefit Plans” or “Benefit Plan Investors”). If you are investing the assets of any Benefit Plan, you should consider whether:

•

your investment will be consistent with your fiduciary obligations under ERISA and the Code;

•

your investment will be made in accordance with the documents and instruments governing the Benefit Plan, including the Plan’s investment policy;

•

your investment will satisfy the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

•

your investment will impair the liquidity of the Benefit Plan;

•

your investment will produce “unrelated business taxable income” for the Benefit Plan;

•

you will be able to satisfy plan liquidity requirements as there may be only a limited market to sell or otherwise dispose of our Units; and

•

your investment will constitute a prohibited transaction under Section 406 of ERISA or Section

4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our Units constitutes a prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. Benefit Plan Investors should consult with counsel before making an investment in our Units

The Company will utilize debt to fund the acquisition or improvement of Company Properties which will be secured by the Properties being acquired or improved.  Use of this type of indebtedness (i.e., “leverage”) involves additional risks of loss to the Company and may have adverse tax consequences to ERISA plan investors.  (See “Use of Leverage”.)

The use of leverage by the Company may also result in the receipt of some taxable income by investors (such as ERISA plans) that are otherwise tax-exempt.  (See “ERISA Considerations” and “Federal Income Tax Consequences – Unrelated Business Taxable Income.”)

Plans that are not subject to ERISA or the prohibited transactions of the Code, such as government plans or church plans, may be subject to similar requirements under state law. The fiduciaries of such plans should satisfy themselves that the investment satisfies applicable law.

FORWARD-LOOKING STATEMENTS

This Offering Circular, as well as other documents connected herewith, contains “forward-looking statements” such as statements related to financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effect of regulation and competition, and the prospective business of the Company.  In some cases, you can identify forward-looking statements by terminology including "could," "may," "will," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue," "opportunity" or the negative of these terms or other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.  In evaluating these statements, you should specifically consider various factors, including the risks described in this Offering Circular.  These factors may cause the Company’s actual results to differ materially from any forward-looking statements.  The Company cannot guarantee future results, levels of activity, performance or achievements.

You should not rely upon forward-looking statements as predictions of future events.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.”  In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Offering Circular may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

The Company undertakes no obligation to update any forward-looking statements for any reason after the date of this Offering Circular to conform these statements to actual results or to changes in the Company’s expectations.

You should read this Offering Circular and the documents that the Company reference in this Offering Circular and have filed with the Securities and Exchange Commission as exhibits to the Form 1-A of which this Offering Circular is a part with the understanding that the Company’s actual future results, levels of activity, performance and events and circumstances may be materially different from what the Company expect.

IN VIEW OF THE FOREGOING, EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OR HER OWN ATTORNEYS, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS REGARDING THE DESIRABILITY AND CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE MANAGER, OR ANY PROFESSIONAL ASSOCIATED WITH THE OFFERING, AS LEGAL OR TAX ADVICE.  THE MANAGER AND THE COMPANY HAS CONSULTED WITH LEGAL COUNSEL, ACCOUNTANTS AND OTHER EXPERTS REGARDING THE FORMATION OF THE COMPANY.  SUCH PERSONNEL ARE ACCOUNTABLE TO THE COMPANY ONLY AND NOT TO THE MEMBERS THEMSELVES.

DILUTION

The Company has not yet issued any securities, and has no book value or tangible book value as of the date of this Memorandum.

To the extent that all purchasers of securities in this Offering acquire Units in the Company on the same basis, investors in this Offering shall incur no dilution from investing therein.

However, our issuance of warrants and promotional units could substantially dilute the interests of Unit holders and depress the price for the Company’s Units. As part of this Offering, the Company is issuing the Placement Agent warrants to purchase up to 5% of the Units in this Offering at par value ($10.00 per Unit.)  In addition, the Manager will be entitled to issue Units to itself on an annual basis, based on the amount (if any) Net Asset Value increase of the company. As such, these future issuances of Units could substantially dilute the interests of members and investors in this Offering.

Moreover, Promotional Units will dilute the interests of the Members and Investors who are not Members at the time of dissolution will not receive the priority "catch-up" distributions upon liquidation.  The Manager will receive Promotional Unit Distributions over the life of the Company.  (See "Compensation of Directors and Executive Officers.")  Such distributions allow for manager compensation to be paid without a corresponding reduction in Company cash flow; however, issuance of Promotional Units to the Manager will dilute the interests of the existing Members by increasing the total number of outstanding Units without a corresponding increase in assets funded by the proceeds thereof.   Upon dissolution of the Company and over the course of the liquidation of its assets, Members will receive 100% of cash distributions from the Company until they have received cash distributions equal to the value of the Promotion Units previously received by the Manager.  The Manager has agreed to such distributions in order to allow the Members to recoup, at liquidation, a portion of the amount of distributions previously lost due to the dilutionary effect of the Promotional Units.  Investors who do not remain as Members through the entire term of the Company and through the dissolution and liquidation of the Company's assets will not be entitled to receive liquidation distributions, and will thus be disproportionately affected by issuance of the Promotional Interests.

PLAN OF DISTRIBUTION

We are offering a minimum of 200,000 Units and a maximum of 5,000,000 Units on a “best efforts” basis. The Placement Agent has agreed to use its best efforts to procure potential purchasers for the Units offered pursuant to this Offering Circular. The offering will commence on the date of this Offering Circular. If $2,000,000 in subscriptions for the Units (the “Minimum Offering”) is not deposited in escrow on or before August 17, 2017 (the “Minimum Offering Period”), all subscriptions will be refunded to subscribers without deduction or interest. Subscribers have no right to a return of their funds during the Minimum Offering Period.  If this minimum offering amount has been deposited by August 17, 2017, the offering may continue until the earlier of February 17 , 2018 (which date may be extended at the Company’s option) or the date when all Units have been sold.

The Placement Agent, Boustead Securities, LLC (“Boustead Securities”) has agreed to use its best efforts to procure potential purchasers for the Units offered pursuant to this Offering Circular. The Placement Agent is under no obligation to take the securities and has not committed to purchase any of the Units offered herein.

The following table shows the per Unit and total underwriting commissions to be paid to the Placement Agent.

                     Minimum (1)    Maximum (1)

	Per unit	Total	Per unit	Total
Public Offering Price	$ 10	$ 2,000,000	$ 10	$ 50,000,000
Underwriting discounts and commissions payable by the Company (1)	$ $ 0.83	$ 165 ,000	$ $ 0.90	$ 4,475 ,000
Proceeds, before expenses, to us	$ $9. 17	$ 1, 835 ,000	$ $9. 10	$ 45, 525 ,000

(1)

The underwriting discounts and commissions do not include the reimbursable expenses (including underwriter’s counsel fees of up to $25,000) or underwriter’s warrants described below. Total Underwriter Compensation is 10% of the Offering proceeds.

After the initial offering of the Units, the offering price and the other selling terms may be subject to change. The offering of the Units is subject to receipt and acceptance and subject to the right to reject any order in whole or in part.

Escrow Agent

Regions Bank, an Alabama banking corporation, will act as escrow agent for the offering . Prior to the date the SEC issues a qualification for the sale of the Units pursuant to this offering circular, the escrow agent shall establish an interest-bearing account , which account shall be titled “Subscription Account for Golden Pacific Homes,” or the Escrow Account. The Escrow Account shall be a segregated deposit account at the bank. The Escrow Account maintained by the escrow agent shall be terminated in whole or in part on the earliest to occur of: (a) the date upon which subscription amounts for the minimum offering amount have been raised and cleared in the Escrow Account (the Escrow Account remains open pending of the maximum offering amount); (b) the first to occur of the (i) the maximum offering amount being raised, or (ii) 18 months from the date of SEC qualification; (c) within fifteen (15) days from the date upon which a determination is made by the company to terminate the offering. The foregoing sentence describes the escrow period, or Escrow Period. During the Escrow Period, the parties agree that (i) the Escrow Account and escrowed funds will be held for the benefit of investors (though the Escrow Agent may invest and reinvest the escrowed funds in certain investments identified in the Escrow Agreement), and that (ii) the Company is not entitled to any funds received into escrow, and that no amount deposited into the Escrow Account shall become the property of the Company or any other entity, or be subject to any debts, liens or encumbrances of any kind of any other entity, until the company has triggered closing of such funds. In the event the escrow agent does not receive written instructions from the Company to release funds from the Escrow Account on or prior to termination of the Escrow Period, the escrow agent shall terminate the escrow and make a full and prompt return of funds so that refunds are made to each investor in the exact amount received from said investor, without deduction, penalty or expense to investor.

The escrow agent, Regions Bank, shall  process all escrowed amounts for collection through the banking system and shall maintain an accounting of each deposit posted to its ledger, which also sets forth, among other things, each investor’s name and address, the quantity of Units purchased, and the amount paid.

If any subscription agreement for the purchase of Units is rejected by the Company in its sole discretion, then the subscription agreement and the escrowed amounts for such investor shall be returned to the rejected investor by the escrow agent within fifteen (15) days from the date of rejection.

The Company shall pay certain itemized fees to Regions Bank for its escrow services, including: (i) a closing fee of $300 per closing; (ii) one-time administration fee of $3,500 (iii) Return Subscription Deposit to Subscribers fee of $10.00, due only if the minimum offering amount is not met. Wire fees have been waived for this Offering.

Escrow agent, in no way endorses the merits of the offering of the securities.

Technology Services

The Company has engaged Direct Transfer, LLC to provide certain technology and administrative services in connection with the offering, including the online platform by which subscribers may receive, review, execute and deliver subscription agreements electronically. Direct Transfer, LLC will transfer the subscriber funds to the escrow agent, Regions Bank. Regions Bank will deposit the funds in the Issuer’s escrow account, where the funds will stay until the minimum offering is reached. Direct Transfer, LLC is not acting as escrow agent and will not hold any funds .  We will pay certain itemized administrative fees to Direct Transfer, LLC for these services, including: (i) a one-time setup fee of $225.00; (ii) $5.00 per investor for a one-time accounting fee upon receipt of funds (the “Invest Now” button fee); (iii) $1.00 per inbound ACH transfer; (iv) $15.00 per inbound wire transfer for processing incoming funds; and (v) $25.00 per wire transfer for outbound funds to the company upon the initial closing of this offering. Direct Transfer, LLC is not participating as an underwriter of the offering and will not solicit any investment in the company , recommend the company’s securities, or provide investment advice to any prospective investor, or distribute the offering circular or other offering materials to investors. All inquiries regarding this offering or escrow should be made directly to the company.

Anti-Money Laundering Services

Direct Transfer, LLC has been engaged to provide certain anti-money laundering and transfer agent services in connection with this offering. The Company has agreed to pay Direct Transfer, LLC a facilitation fee equal to $2.00 per domestic investor, and $25 per international investor for the anti-money laundering check and technology services for each subscription agreement executed via electronic signature on   www.theasmx.com/investment/goldenpacifichomes .

Direct Transfer, LLC is not a FINRA member and is not participating as an underwriter of the offering. As such, it will not solicit any investment in the Company , recommend the Company's securities or provide investment advice to any prospective investor, or distribute the Offering Circular or other offering materials to investors. All inquiries regarding this offering should be made directly to the Company.

Transfer Agent and Registrar

Issuer Direct Corporation will serve as the registrar and transfer agent for our Offered Units.  We will pay all fees charged by the transfer agent for transfers of our Offered Units.

We will indemnify the transfer agent, its agents and each of their respective Unit holders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity .

Engagement Agreement with the Placement Agent

We are currently party to an engagement agreement with the Placement Agent. The term of the engagement agreement began on November 9, 2016 and will continue until one of the following events occurs :

i.

we and the Placement Agent mutually agree to terminate the engagement agreement;

ii.

either the Company or the Placement Agent unilaterally decide to terminate the engagement agreement upon thirty days’ prior written notice to the other party;

iii.

we fail to pay Placement Agent for services provided within 60 days of the date that payment is due.

iv.

we terminate the engagement agreement due to the Placement Agent’s material failure to provide the services contemplated by the engagement agreement and that breach is not cured within 10 business days following written notice of such breach ; or

v.

we decide not to proceed with the offering or withdraw any offering statement filed with the Commission.

vi.

The Minimum Offering amount is not reached

Offering Expenses. The Company is responsible for all offering fees and expenses, including the following: (i) fees and disbursements of the Company’s legal counsel, accountants, and other professionals the Company engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including FINRA and blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the Offered Units under state securities laws and FINRA clearance ; and (v) the Company’s transportation, accommodation, and other roadshow expenses. To the extent that any of the Company’s fees and expenses is paid by the Placement Agent with the Company’s approval, the Company will, upon request, reimburse the Placement Agent for such fees and expenses.

Reimbursable Expenses in the Event of Termination. In the event the offering does not close or the engagement agreement is terminated for any reason other than because of the Placement Agent’s material failure to provide the services contemplated by the engagement agreement, The Company has agreed to reimburse the Placement Agent for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including the Placement Agent’s legal fees.

Placement Agent Commission. The Company has agreed that the definitive Placement Agent agreement will provide for the Company to pay a commission of 8.25% (if the minimum offering is reached) or 8.95% (if the maximum offering is reached) of the gross offering proceeds to the Placement Agent as compensation immediately upon consummation of the offering.

Placement Agent’s Warrants: Upon each closing of this offering, the Company has agreed to issue to the Placement Agent warrants to purchase a number of Units equal to 5.0% of the total Units sold in such closing (the “Placement Agent’s Warrants”). The Placement Agent’s Warrants are exercisable commencing on the qualification date of the offering statement related to this offering, and will be exercisable for five years. The Placement Agent’s Warrants are not redeemable by us. The exercise price for the Placement Agent’s Warrants will be $ 13 .00. These warrants are valued at 1 % of Offering.

The Placement Agent’s Warrants and the Units underlying the Placement Agent’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Placement Agent, or permitted assignees under such rule, may not exercise, sell, transfer, assign, pledge, or hypothecate the Placement Agent’s Warrants or the Units underlying the Placement Agent’s Warrants , nor will the Placement Agent, or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Placement Agent’s Warrants or the underlying Units for a period of 180 days from the qualification date of the offering statement, except that they may be transferred, in whole or in part, by operation of law or by reason of the Company’s reorganization, or to any Placement Agent or selected dealer participating in the offering and their officers or partners if the Placement Agent’s Warrants or the underlying Units so transferred remain subject to the foregoing lock-up restrictions for the remainder of the time period. The Placement Agent’s Warrants will provide for adjustment in the number and price of the Placement Agent’s Warrants and the Units underlying such Placement Agent’s Warrants in the event of recapitalization, merger, stock split, or other structural transaction .

 Lock-Up Agreements

We and the Company’s officers, directors, and holders of five percent or more of the Company’s Units have agreed, or will agree, with the Placement Agent, subject to certain exceptions, that, without the prior written consent of the Placement Agent, the Company and they will not, directly or indirectly, during the period ending 180 days after the closing date of the offering circular for insiders, and 90 days for legacy Members:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Units or any securities convertible into or exchangeable or exercisable for Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or

•

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of Units, whether any such swap or transaction is to be settled by delivery of Units or other securities, in cash or otherwise.

This agreement does not apply, in the Company’s case, to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of options and other exceptions, and in the case of the Company’s officers, directors and other holders of the Company’s securities, exercise of stock options issued pursuant to a stock option or similar plans, and other exceptions.

Pricing of the Offering

Prior to the offering, there has been no public market for the Offered Units. The initial public offering price was determined by negotiation between the Company and the Placement Agent. The principal factors considered in determining the initial public offering price include:

·	the information set forth in this Offering Circular and otherwise available to the Placement Agent;

·	our history and prospects and the history of and prospects for the industry in which the Company compete;

·	our prospects for future earnings and the present state of the Company’s development;

·	the general condition of the securities markets at the time of this offering;

·	the recent market prices of, and demand for, publicly traded limited liability company interests of generally comparable companies; and

·	other factors deemed relevant by the Placement Agent and us.

 If approved for trading on the OTC, the Company expect to trade under the symbol “GPH” upon the completion of this offering.

Indemnification and Control

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act. If the Company is unable to provide this indemnification, the Company will contribute to the payments the Placement Agent and its selling agents, affiliates and controlling persons may be required to make in respect of these liabilities.

The Placement Agent and its affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and its affiliates may in the future perform various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Our Relationship with the Placement Agent

In the ordinary course of their various business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i )I of Regulation A.  For general information on investing, the Company encourages you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering.  The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D.  If you meet one of the following tests you should qualify as an Accredited Investor:

 (i)         You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

 (ii)         You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Units (please see below on how to calculate your net worth);

 (iii)         You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

 (iv)         You are an organization described in Section 501I(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Units, with total assets in excess of $5,000,000;

 (v)         You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

 (vi)         You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

 (vii)         You are a trust with total assets in excess of $5,000,000, your purchase of Offered Units is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Units; or

 (viii)           You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Termination Date

This offering will start on or after the date this Offering Circular is declared qualified by the SEC and will terminate on the Offering Termination Date.

Procedures for Subscribing

If you decide to subscribe for Offered Units in this offering, you should:

Go to www. theasmx .com/ investment/goldenpacifichomes and click on the “Invest Now” button and follow the procedures as described.

Electronically receive, review, execute and deliver to the Company a subscription agreement; and

Deliver funds directly by wire or electronic funds transfer via ACH to the specified bank account maintained by Regions Bank .

The ASMX website is a site that hosts due diligence materials on our Company (as well as other Companies) to allow investors and broker-dealers to review information on our Company.  Interested investors will be directed via an “Invest now ” button on the ASMX website to a platform operated by Direct Transfer LLC , where investors can receive, review, execute and deliver subscription agreements electronically . ASMX is not associated or affiliated with any FINRA members, and is not a FINRA member itself .

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this Offering Circular.

NOTE: Property Subscriptions:

The Manager may accept Property Subscriptions whereby the Company will issue Units to approved Members in exchange for the contribution of one or more Properties to the Company.  Investors seeking to make Property Subscriptions (“Property Subscribers”) must receive prior approval from the Manager.  If approved, Property Subscriptions may be made by delivering a completed Subscription Agreement to the Manager together with all documentation and information requested by the Manager in connection with such approval.  Once made, the Manager has the sole right to accept or reject any Property Subscription and any Property proposed in connection therewith (a “Proposed Property”).  Notwithstanding the foregoing, in no event will any Property Subscription be accepted unless the Proposed Property meets the investment criteria set forth in this Memorandum.  (See “Description of the Business – Investment Criteria.”).

If approved, Property Subscribers will become Members upon the effective date of the Company's acquisition of title to the Proposed Property and recordation of title in the official records of the appropriate jurisdiction (the “Acquisition Date”).  Units issued in exchange for Property Subscriptions shall be issued at the Unit Purchase Price based upon the value of the Proposed Property on or about the Acquisition Date or such other amount reasonably determined by the Manager and agreed to by the Property Subscriber (the “Contribution Value”).  On the Acquisition Date, Units will be issued to the Property Subscriber at their current Unit Purchase Price and the Property Subscriber will receive a Capital Account credit equal to the Contribution Value, and the Property Subscriber shall be admitted as a Member of the Company

Right to Reject Subscriptions. After the Company receives your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow agent, the Company has the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. The Company will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon the Company’s acceptance of a subscription agreement, the Company will countersign the subscription agreement and issue the Units subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end).  A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE:  For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities.  This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence).  In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Units.

In order to purchase Offered Units and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

USE OF PROCEEDS

We estimate that in the event the full Maximum Offering of $ 50,000,000 is raised , the net proceeds from the offering will be approximately $ 44,272,500 after deducting the estimated offering expenses of approximately $ 4,475,000 in placement agent commission, $25,000 in underwriter counsel’s fees, approximately $3,800 in escrow fees to Regions Bank, approximately $73,200  in fees to Direct Transfer, LLC, and additional offering expenses of approximately $1,150,500 .  If only the Minimum Offering of $2 ,000 ,000 is raised , the net proceeds will be approximately $1, 602,600 after deducting estimated offering expenses of $ 165 ,000 in commission paid to the Placement Agent , $15,000 in underwriter counsel’s fees, approximately $3,800 in escrow fees to Regions Bank, $3,100 in technology fees to Direct Transfer, LLC, and additional offering expenses of approximately $210,500.

The Company intends to use the net proceeds from the sale of Units offered to acquire a real estate portfolio consisting primarily of distressed single family residential Properties. Initially, the Company intends to acquire real estate in and around Metropolitan Kansas City . In parallel with this initial territory , the Company will also monitor additional territories for investment opportunities and may invest in markets deemed consistent with the Company's business model by the Manager . Proceeds will also be used to improve or otherwise reposition Company Properties for the purpose of earning rental income and profiting from the appreciation value of such Properties upon sale, and for other proper Company purposes.

The figures set forth below are estimates only, and actual use of proceeds will vary. (1)

	Minimum Offering ($2,000,000)	Percentage	Maximum Offering ($50,000,000)	Percentage
Placement Agent Compensation(2)	$ 165 ,000	8.25%	$ 4,475 ,000	8.95%
Estimated Public Offering Expenses (3)	$232,400	11.62%	$1,252,500	2.51%
Cash Reserves(4)	$ 40 ,000	2.00%	$1,000,000	2 .00%
Property Investments and Improvements (5)	$1, 562,600	78.13%	$ 43,272,500	86.55%
Total Application of Proceeds	$2,000,000	100.0%	$50,000,000	100.0%

(1) There are certain fees and uses of capital that may either come from the gross income of the Company, or the proceeds of this Offering. For each purchase of property, there will be an Acquisition Fee of $4,000, payable to the Manager from the Company. There will also be Management Fee equal to 1.25% of Assets Under Management per annum. The Asset Management Fee is payable monthly (i.e., 0.125% per month) from the Company’s gross income and prior to any distributions to the Members. Either of these two fees may be paid from the proceeds of this Offering, or from gross income of the Company. See “Compensation of Directors and Executive Officers” for more information.

(2) The Placement Agent Compensation consists of placement agent commission of 8.25% at the minimum offering and 8.95% at the maximum offering, 5% warrants valued at 1% of the gross proceeds of the offering at both the minimum and maximum offerings, and underwriter counsel fees of approximately $15,000 (0.75%) at the minimum offering and $25,000 (0.05%) of the maximum offering.

(3) Estimated offering expenses include legal, accounting, printing, advertising, travel, formation, marketing, blue sky compliance and other expenses of this offering, including transfer agent and escrow fees. The Initial Formation and Offering Expenses Incurred to Date are $153,000.  The estimated amount of all future syndication fees is approximately 10% of the Gross Proceeds of the Offering – however, this is Placement Agent compensation, and not an “offering expense”. All “Public Offering Expenses” will be reimbursed using the proceeds from the offering.

(4) Cash reserves may be established in such amounts as the Manager deems appropriate to meet unexpected cash needs of the Company including payment of fees to the Manager.  The total amount of reserves may be greater or less than indicated in this table, depending on Company expenses and the future needs perceived by the Manager.

(5) Up to 19.5% of the proceeds raised in this offering may be reserved for investment in Kansas City, which would be achieved through investment in another company under the Manager’s control, GPC Fund I. See “Description of Business” for further details.

The Company’s initial formation and offering expenses were be paid by the Manager; however,  the Manager is entitled to reimbursement from the Company for such fees and costs and all future syndication fees incurred on behalf of the Company.  The Manager is also entitled to reimbursement for any ongoing operating and administrative expenses paid on the Company’s behalf.

If not all of the securities are sold pursuant to this offering statement, then this plan will be modified at the Company’s discretion.

The foregoing information is an estimate based on the Company’s current business plan.  The Company may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and the Company expressly reserves the right to do so.

DESCRIPTION OF BUSINESS

The Company has been formed by the Manager to acquire single family residential properties in different territories across the United States. The manager intends to invest in Kansas City, where the Manager plans to invest up to 19. 5 % of the proceeds raised in this Offering.  This may be achieved through investment in GPC Fund I, which was formed by the Manager for the sole purpose of investing in residential real estate located in and around the Kansas City metropolitan area (See " The Manager and its Affiliates"). GPC Fund I is not a co-issuer in this offering . In parallel with this initial territory , the Company will continue to monitor additional territories for investment opportunities. The Manager has conducted extensive research on the Kansas City market , and believes it has the following key economic fundamentals required to support the rents and property appreciation sought by the Company:

(1) affordable and discounted real estate making an attractive long-term investment that will provide current income;

(2) a solid employer base that is not subject to extreme employment volatility;

(3) forecasted population growth;

(4) affordability based upon the average percentage of salary to the cost of average home;

(5) a growing young population which will increase rents and eventually the prices of “starter homes”;

(6) quality and central location of its infrastructure (e.g., utilities, roadways, highways); and

 (7) a high concentration of college graduates.

Future territories selected by the Manager, to be determined at a later date, will be chosen using the “Investment Criteria,” seen below. Properties will generally be selected based upon a determination by the Manager that the Property can be improved or otherwise repositioned in the market and rented profitably.

The fund will acquire a portfolio of Properties through a variety of channels, including public listings, bank short sales, foreclosure auctions and other outlets.  Acquired Properties will be professionally rehabilitated (renovated) to a standard that is attractive to tenants, and will be rented out to largely blue-collar families seeking affordable, attractive, clean housing in a safe neighborhood.  Professional property management will be put in place to maximize net operating income and preserve the capital value of the Properties.

The Company’s principal objective is to achieve suitable risk adjusted returns on the Company’s capital investments. It considers single-family residential properties to be particularly attractive for the following reasons:

•

Approximately only 160,000 of the 15.7 Million single family residential properties are owned by institutional investors according to SFE Market Opportunity.1

•

The average FICO credit score for mortgage originations has increased by 80 points since the 2009 recession

•

The Manager believes that single family residential properties are more liquid investments than multifamily or commercial real estate, and can be acquired at a 10%-25% discount to current market values.2

•

The Manager believes rental income and associated expenses are predictable, providing reliable cash flow to investors.

•

The Manager believes that debt financing for institutional owners of single family residential properties has become more attractive as lenders have become more comfortable with their business model(s)

•

The Manager believes that real estate acts as a natural hedge against inflationary pressures as it believes rents generally increase with inflation.

1Source: Green Street Advisors Report, June 6, 2016

2Source: Corelogic

Use of Leverage

The Company may borrow from financial institutions or private lenders for the purpose of creating greater liquidity for the Company or to otherwise fund the Company’s operations and may pledge some or all of the Company’s portfolio as security for such loan(s).  The Manager also intends to borrow funds for the purpose of purchasing Properties and to finance construction, rehabilitation and improvement of such Properties, which loans will be secured by the Properties being purchased or improved.  The use of these types of leverage will be utilized by the Company to increase the yields earned on the Company's leveraged assets and such leverage will likely be necessary to reach the returns projected by the Manager.  The Company is going to target 70% to 80% leverage. The Company does not plan to exceed 85% leverage. The Manager will seek to obtain leverage on the best terms available in the market; however, the use of leverage involves additional risks and may result in adverse tax consequences to ERISA plan investors and other tax exempt entities.  (See “Use of Leverage” and “ERISA Considerations.”)

Management

The Manager will manage the Company and its Properties.  The Manager is a real estate-focused asset management firm whose principals have extensive experience with single family residential investments. A proprietary, detailed underwriting system developed by the Manager will be utilized to ensure that all properties acquired meet the Company’s objectives (see the “Investment Criteria” subsection, below).   The Manager will establish and manage a sizeable team of, experienced independent contractors, property managers, real estate brokers, and consultants in the territories it chooses to invest in. The Manager’s system and experience allow the Manager to acquire and rehab over 80 homes a month, if ample opportunities exist.

Investment Criteria

The Manager will generally select Properties pursuant to the guidelines outlined below, which guidelines are designed to maintain a standard risk profile among Company investments.  The Manager may, however, utilize up to ten percent (10%) of the proceeds of the offering to acquire real estate investments of any type and which  fall outside these guidelines to the extent the Manager determines in its reasonable discretion that such acquisitions represent a potential investment opportunity and may benefit the performance of the Company ("Discretionary Properties").

Property Types

Properties will generally be single family residential properties and will include “distressed” real estate that has been foreclosed by lenders or that is under threat of foreclosure and other similar Properties.  Properties may consist of individual properties purchased one at a time from different owners, as well as bulk purchases of real estate portfolios containing numerous properties.  The Company may also acquire multi-family residential properties with greater than four units to the extent the Manager deems such investments to be beneficial to the Company and otherwise consistent with the Company's business plan.

Geographic Areas of Investment Activity

Properties will be located in and around the metropolitan area of each of the territories in neighborhoods selected by the Manager based upon owner occupancy rates, school district rankings and other criteria determined by the Manager to maximize rental and resale values.

Property Underwriting Criteria

Generally, Company Properties will be underwritten to achieve suitable returns to investors by assessing the financial and other characteristics of each Property at the time of acquisition by the Company.   With the exception of the Discretionary Properties, the Manager intends to limit Properties acquired by the Company to those with capitalization rates (or “CAP Rate”) of between 6.5%-13.5%; however, the Manager may acquire Properties with higher or lower CAP Rates as market conditions change or if the Manager determines that acquisition of such Properties is otherwise in the interest of the Company.  The Company will also acquire Properties that need various levels of construction or rehabilitation and that the Manager believes can be acquired at significant discounts from their “as completed” or “as rehabilitated” values.

Acquisition of Interest in Affiliate Fund

In addition to acquiring a direct portfolio of Properties, the Company intends to invest up to 19.5% of the proceeds of the offering in the Company's affiliate fund, GPC Fund I, LLC.  GPC Fund I, LLC has acquired 91 properties as of November 2016, and is continuing to actively acquire more properties. GPC Fund I, LLC has achieved a discount to market of 10% (vs. 7% pro forma), and a gross yield of 13.1% (vs. 13.5% pro forma). The average time to renovate and rent is 3.1 months from purchase date (vs. 4.0 months pro forma). See "Directors, Executive Officers, and Significant Employees." for a further discussion of the terms and conditions applicable to GPC Fund I, LLC and the performance of GPC Fund I, LLC to date.

Below are two homes that GPC Fund I has acquired:

1. 19012 E. 12th Street S, Independence, MO 64057

BD/BA/SQFT: 3/2/1,398

All-In Cost: $141,000

Peak Value: $220,000

Discount vs. Peak: 36%

Rent: $1,395

Gross Yield: 11.9%

2. 521 NE Station Drive, Lee’s Summit, MO 64086

BD/BA/SQFT: 3/2/1,152

All-In Cost: $152,000

Peak Value: $175,000

Discount vs. Peak: 13%

Rent: $1,395

Gross Yield: 11.0%

Property and Project Management

Company's Properties and all improvements to the Properties will be managed by local property managers, real estate brokers and other real estate professionals selected and overseen by the Manager.  The Manager will also be responsible for all project management necessary with respect to any renovations or other improvements deemed necessary in connection with Company Properties including (1) preparation of all budgets and plans and specifications necessary for the project; (ii) selecting all contractors, sub-contractors and other construction personnel necessary for the project; and (iii) oversight of ongoing construction and ensuring completion of each project.  The Manager’s principals have extensive experience in this area and if the Manager or its key personnel resign or are otherwise unable to provide these services, company performance may be adversely affected.  (See “Risk Factors – Risks Related to the Manager.”)

Investment and Divestment Timelines

Offering Period

The Offering Period commenced as of the date of this Offering and will continue to the Termination Date.  During the Offering Period, the Company will offer and sell Units to qualified investors and issue Units to new Members.  (See “Plan of Distribution.”) Following receipt of the Minimum Offering Amount, the Manager will begin to deploy the proceeds of the offering by acquiring Properties.   Beginning in the first calendar quarter following the Initial Closing, the purchase price payable by Members for Units will be adjusted to reflect the Current Asset Value of each Company Property based upon Asset Valuation Calculations procedures outlined in the LLC Agreement. (See "Summary of LLC Agreement.")  Such calculations attempt to reflect the unrealized appreciation value of Properties in the Unit Purchase Price paid by investors; however, such calculations are based upon third party information, involve market assumptions and are made on a periodic (quarterly) basis, only. (See "Risk Factors – Risks Related to the Ownership of Units.")  A potential investor during the Offering Period is encouraged to request information from the Manager as to the progress of the offering and a description of actual and prospective Properties acquired to date.

Operating Stage

The term of the Company is indefinite, and following the termination of the Offering Period the Company will continue operations until the Manager elects to dissolve the Company and commence liquidation of its assets.  Prior to such time, the proceeds of this offering and the company's cash flow (including the net cash flow earned upon the sale or refinancing of any of the Company's Properties) will be utilized to acquire additional Properties, pay Company expenses and to make distributions to the Members.  (See "Cash Distributions and Allocations.")  The Manager may offer and sell Units at any time after the termination of this offering and prior to dissolution provided that: (i)  the Manager deems the offering of Units to be in the interest of the Company and permissible under applicable securities laws; and (ii) such Units are offered at a Unit Purchase Price adjusted to reflect the then current Net Asset Value of the Company determined in accordance with the LLC Agreement.

Over the course of the Company's operations, the Manager may also create, offer and sell additional membership interests in the Company with differing terms and conditions to those described in this Offering Statement ("Additional Units"), including Additional Units with preferred returns, senior priority for the return of capital contributions, discounted Unit Purchase Prices and/or disproportionate interests in Company Available Cash and Profits.  Any such Additional Units, however, are subject to certain notice and purchase rights granted to the existing Members pursuant to the LLC Agreement.  (See "Securities Being Offered – Additional Units.")

Liquidation Stage

Upon the election of the Manager to dissolve the Company, the Manager will cease making new investments and will begin to sell or otherwise liquidate the Company's Properties and other assets and will distribute the proceeds of such liquidation to the Members and the Manager.  Upon dissolution the Manager will utilize its best efforts to liquidate the Company's assets as quickly as possible; however, it is only required to act as quickly as is consistent with obtaining their fair market value of such assets.  Consequently, the liquidation period may be extended if the real estate market is depressed at the time of liquidation or the Manager determines that one or more Company assets cannot be realized for a reasonable price at that time.  Members have no right to withdraw their invested capital from the Company prior to dissolution and liquidation of all of the Company's assets.  If a public trading market does not develop in the future, Members may be unable to sell their Units and may be required to remain members of the Company for an indefinite period. Investors that require liquidity of their invested capital should not invest.  (See "Rick Factors – Ricks Related to Investment in the Offering.")

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

As of the date of this Offering Circular, the Company had a cash balance of $0.00 .  The Company’s cash balance is not sufficient to fund the Company’s limited levels of operations for any period of time.  The Company has been utilizing and may utilize funds from the Manager who will advance funds to allow the Company to pay for offering costs, filing fees and professional fees. The Company does not currently have any financial commitments to purchase or invest in any properties.

In order to implement the Company’s plan of operations for the next twelve-month period, the Company requires a minimum of $2,000,000 from this Offering.  Being a newly-created company, the Company has no operating history. The Manager has also agreed to acquire Units in the Company equal to not less than three percent (3%) of the total equity capital raised in the Offering over the course of the Offering Period .. This 3% will go towards fulfilling the Minimum Offering amount for this Offering .

If the Company does not receive adequate proceeds from this Offering and any subsequent offerings to carry out the Company’s forecasted operation for the next twelve months and beyond, the Company will scale the Company’s operations commensurate with the proceeds raised.

Plan of Operations

Our business objective for the next twelve months is to use the proceeds from the Offering to acquire a membership interest in GPC Fund I, LLC and to directly acquire a real estate portfolio consisting primarily of distressed single family residential Properties in and around Metropolitan Kansas City . In parallel with this territory , the Company will continue to monitor additional territories for investment opportunities and may invest proceeds of the offering in markets that meet the Company's investment criteria. Proceeds will generally be used to improve or otherwise reposition Company Properties for the purpose of earning rental income and profiting from the appreciation value of such Properties, and for other proper Company purposes. (See "Use of Proceeds.")

It is the Company’s opinion that the proceeds from this offering, even if only the Minimum Offering amount is achieved will satisfy the Company’s cash requirements to commence the plan of operation. The Company does not anticipate that it will be necessary to raise additional funds in the next six months in order to implement this plan of operations.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

The Company, Golden Pacific Homes, LLC, currently has no Directors, Executive Officers, or Significant Employees. The Manager, Golden Pacific Capital is a Delaware limited liability company that serves as the manager of the Company and its affiliate, GPC Fund I, LLC. Ian Fisher and Hubert Hultgren are the sole managers of the Manager and, in such capacity will be responsible for all aspects of the Company’s business operations. A description of the Manager and the prior experience of Mr. Fisher and Mr. Hultgren is set forth below together with a description of the Company's affiliate fund, GPC Fund I , LLC.

Name	Position	Age	Term of Office	Approximate Hours Per Week
Ian Fisher	Principal and Co- Founder	35	2015 – Present	35
Hubert Hultgren	Principal and Co- Founder	38	2015 – Present	35

* Mr. Fisher and Mr. Hultgren founded Golden Pacific Capital, LLC together, and agreed to run the business as Principals and Co-Founders, pursuant to Golden Pacific Capital LLC’s Operating Agreement.

Business Experience:

Golden Pacific Capital, LLC – Manager

Mr. Hultgren and Mr. Fisher co-founded Golden Pacific Capital, LLC in 2015, and are Principals of the business who have primary responsibility for the Company’s operations. Golden Pacific Capital, LLC provides unique real estate investment opportunities to individual and institutional investors. The company’s focus is on niche market opportunities – too small for larger institutional capital but too large for most individuals. Golden Pacific Capital, LLC focuses on real assets that are potentially less sensitive to the volatility of economic cycles found in the equity and bond markets. Collectively, the Funds and or other real estate investment funds managed by Mr. Hultgren and Mr. Fisher, either jointly or individually have acquired a total of 2,500 properties with an aggregate property value of approximately $426,000,000 since 2010. Golden Pacific Capital’s diversified experience allows the company to source and execute on a number of income-producing real estate asset investments and generate highly attractive risk-adjusted returns.

GPC Fund I, LLC

Golden Pacific Capital is the Manager of GPC Fund I, LLC, a Delaware limited liability company which was formed to invest in distressed residential properties in the Kansas City Metropolitan area. As of the date of this offering, Fund I had raised over $6 million of total initial capital from over 30 individual and institutional investors and had acquired over 85 properties with an estimated value of more than $10 million. Through Golden Pacific Capital, Mr. Hultgren and Mr. Fisher are co-managers of GPC Fund I.

Hubert Hultgren, Principal and Co-Founder of the Manager

Hubert Hultgren is a principal and co-founder of the Manager.  Prior to forming the Manager, Mr. Hultgren was the Partner & Portfolio Manager at McKinley Partners of three Single Family Residential rental funds acquiring, rehabbing and managing over 2,400 homes in California, Nevada, Utah and Texas. Prior to that Mr. Hultgren was a finance and accounting executive for PacificWest Companies and East West Partners where he focused on the finance and development of 1,200 multi-family and condominium units and asset management of 2,200 apartment units. Mr. Hultgren started his career at Ernst & Young where he spent four years in the Denver office specializing in Real Estate. Mr. Hultgren holds a Masters of Accountancy from the University of Virginia and a B.A. in Finance from the University of Colorado Boulder.

Mr. Hultgren’s real-estate business experiences are detailed below.

Tricon Fund I – Legal Name, McKinley SF Home Rental, LP

Mr. Hultgren was a Partner and CEO of this Tricon Fund I, or McKinley SF Home Rental, LP Fund.  The fund acquired distressed properties at auction, rehabbed the homes and then rented the homes out.  The Fund was established May 2012 to acquire homes in Northern California, Southern California and Reno.  527 homes were acquired in this Fund, consisting of 237 in Northern California, / 118 in Southern California, and / 172 in Reno.  $64.7MM of Total equity was invested by Tricon Capital Group, a publicly traded company on the Toronto stock exchange.  Total equity invested by Tricon as of 6/30/16 is $12.2MM.  A total of $92MM was invested in the homes during the period. Acquisitions in the fund commenced June 2012 and ended February 2014.  The average holding period of the homes was 3 year 8 months.  Tricon Capital Group has entered into an agreement with McKinley SF Home Rental, LP and its partners to acquire the General Partner share of the fund.  Based on the liquidation valuation agreed to by Tricon to buy out the general partner McKinley SF Home Rental, LP as of 9/30/16 the total fund would have achieved a 24.29% IRR.

Tricon Fund II – Legal Name, 29th McKinley SF Home Rental, LP

– Mr. Hultgren was a Partner and CEO of Tricon Fund II, or 29 th McKinley SF Home Rental, LP

The Fund was established October 2013 to acquire homes in Reno, Las Vegas, Houston, and San Antonio.  586 homes were acquired in this Fund: 323 in Houston, 172 in San Antonio, and 91 in Reno.  $48.9MM of Total equity was invested by Tricon Capital Group, a publicly traded company on the Toronto stock exchange.  Total equity invested by Tricon as of 6/30/16 is $25.8MM.  A total of $86.9MM was invested in the homes during the period.    Acquisitions in the fund commenced October 2013 and ended August 2014.  The average holding period of the homes was 2 year 8 months.  Tricon Capital Group has entered into an agreement with 29th McKinley SF Home Rental, LP and its partners to acquire the General Partner share of the fund.  Based on the contracted liquidation valuation agreed to by Tricon to buy out the general partner 29th McKinley SF Home Rental, LP as of 10/31/16 the total fund would have achieved a 12.70% IRR.

Tricon American Homes

Mr. Hultgren was the co-Founder of Tricon American Homes, one of the largest Single Family Residential rental groups in the US.   Tricon American was established August 2014to acquire distressed single family homes in 10 metropolitan areas. He purchased over 1,000 homes and managed over 7,000. Tricon American Homes is now the 7th largest single family rental aggregator in the US, generating a 20% annual return for investors.

Ian Fisher, Principal and Co-Founder of the Manager

Mr. Fisher is a principal and co-founder of the Manager. Mr. Fisher co-established and co-managed Yanggakdo Investments, LLC, which invested a significant portion of his family’s wealth into single family homes in Kansas City (assets similar to those now being purchased by GPC Fund I). He was a partner in the Seabury Group, a premier global advisory firm, and for over a decade lived and worked on four continents, advising large airlines on their most challenging and complex strategic, operational, and financial issues. While in this role he advised over a dozen airlines and aviation-related companies around the world, managing senior-level client relationships and teams composed of individuals drawn from Seabury as well as client organizations. Mr. Fisher holds a B.A. from Yale University.

  The Principals of the Manager work full-time for the Manager except for certain approved outside activities, limited so as to not interfere with job duties for Golden Pacific Capital, LLC. As of the date of this Offering Circular, the Manager manages one other real estate investment fund, GPC Fund I, LLC; however, the Manager may sponsor and manage additional investments or funds in the future.   (See "Conflicts of Interest – Other Business.")

There are no family relationships between any director, executive officer or significant employee.  During the past five years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses.

COMPENSATION OF THE MANAGER AND ITS AFFILIATES

The Company has no officers or directors. It is managed and wholly owned by Golden Pacific Capital, LLC (the “Manager”). The Company is a newly formed entity with no operating history. For these reasons, the Manager has yet to receive any compensation in its capacity as Manager of the Company.

The following discussion summarizes the forms of compensation to be received by the Manager and its Affiliates from the Company.  The Manager is also the manager of GPC Fund I and will also receive the following compensation from GPC Fund I in that capacity: (i) an asset management fee of 1.5% of GPC Fund I's "assets under management" as defined in the Fund I LLC Agreement (the "Fund I Asset Management Fee"); (ii) acquisition fees equal to $4,000 per property acquired by GPC Fund I ("Fund I Acquisition Fees"); (iii) reimbursement of certain organizational expenses and out-of- pocket expenses incurred in connection with management of GPC Fund I; (iv) a 20% profit interest subordinated to an 8% preferred return payable to the members and 35% of profits after payment of a 12% preferred return to members (the "Fund I Profit Interest"); and (v) reasonable compensation for other services, if any, provided by the manager over the course of GPC Fund I's term.  The Company intends to invest up to $5,000,000 of the proceeds of this offering in GPC Fund I and will be a member of GPC Fund I to the extent of such investment.  Fees payable to the Manager by GPC Fund I will reduce overall income earned by the Company on the GPC Fund I interest; however, the Manager has agreed to reduce certain fees payable by the Company to the extent necessary to ensure that no duplicate fees are paid at both the Company and GPC Fund I level.

None of the following compensation was determined by arm’s length negotiations with the Members.  Other than the Manager's profit interests, all of the compensation described below will be payable as an expense of the Company without regard to the profitability of the Company.   The Manager may assign its right to receive all or a portion of any compensation payable to the Manager by the Company to one or more of its principals or affiliates or any other designee elected by the Manager.

The Manager retains the right to terminate all or any portion of its business relationship with the Company at any time, in which event the Company would be required to seek to retain one or more other firms or individuals to perform the various services to be rendered by the Manager as described below.  In the event of such termination, the Manager shall be entitled to any outstanding fees earned as of termination and such termination shall not affect its interest in profits or distributions or its obligation to maintain the Minimum Manager Equity (i.e. 3%) through the date of termination .

Offering and Organizational Stage

Form of Compensation	Estimated Amount or Method of Compensation
Reimbursement of Offering and Organizational Expenses	All formation, organization and offering expenses actually paid by the Manager on behalf of the Company. Amount indeterminable.

Operational Stage

Form of Compensation	Estimated Amount or Method of Compensation
Asset Management Fee

An annualized asset management fee equal to one and a quarter percent (1.25%) of the Company’s total Assets Under Management, determined monthly (i.e., 0.1045% per month) based upon the Company’s Assets Under Management as of the last day of each month. For this purpose, the Company's "Assets Under Management" will not include the value of any membership interest held in GPC Fund I.   See “Glossary” for the full definition of “Assets Under Management.”

Acquisition Fees

$4,000 per Property acquired by the Company, payable by the Company at the time of each acquisition of a Property by the Company. Acquisition Fees cover the cost to execute the underwriting of all acquisitions (MLS, auction and other channels), bid on properties at auction, manage renovations and complete accounting for acquisition and renovation of the acquired properties.  Properties acquired by GPC Fund I, will be subject to the Fund I Acquisition Fees; however, such fees will be payable by GPC Fund I, only.  Acquisition Fees will be payable by the Company with respect to Properties directly acquired by the Company, only.

Profits Interest…………………..	20% of all Company Profits allocated prior to dissolution.
Net Cash Flow…………………..	20% of all Net Cash Flow distributed by the Company prior to dissolution.
Net Capital Proceeds…………….	20% of all Net Capital Proceeds distributed by the Company prior to dissolution, but following the full return of the Members' invested capital.
Reimbursement of Expenses

Reimbursement for out of pocket costs and third-party expenses incurred by the Manager including professional home inspection fees & professional appraisals, legal fees and other closing costs of acquiring Properties; and otherwise managing and operating the Company’s business.  Reimbursements will not include any office rent, regular salaries and payroll expenses of employees, items listed under Acquisition Fees or other general corporate overhead of the Manager.

Promotional Units ………..…..

Issuable annually in an amount equal to the total number of Units that could be purchased with the amount of any NAV Increase realized in a calendar year at the Unit Purchase Price payable as of December 31st of such year.[3] (See “Summary of the LLC Agreement – Promotional Units.”)

Ownership of Units

The Manager and/or its principals or affiliates will also purchase Units in the Company on the same terms as other Members and will receive allocations and distributions of profits on the same terms and conditions as other Members. Manager has committed to purchase at least 3% of the securities sold to third parties (i.e. the Minimum Manager Equity.)

Other Services and Reimbursements

The Manager or its Affiliates may render such other services to the Company or its Affiliates as the Manager reasonably deems appropriate and may be compensated for such services at the prevailing market rate for such services. Pursuant to the terms of the LLC Agreement the Manager may appoint officers of the Company; however, it has no intention of appointing any Company officers at this time.  In no event will an officer of the Company (if any) receive salaries or other compensation payable by the Company for servicing in such capacity.

3 "NAV Increase" means, for any calendar year, the difference between: (i) the aggregate distributions the Manager would receive in a hypothetical liquidation of the Company's assets at the Net Asset Value of the Company determined as of December 31st of such year; less (ii) the total value of the Promotional Units actually issued to the Manager in prior years (i.e., the total number of Promotional Units issued at the Unit Purchase Price applicable as of each prior issuance date).  Promotional Units may be issued for each full calendar year of Company operations prior to dissolution.  The Manager's right to Promotional Units is in addition to the Manager's right to Profit allocations and distributions of Available Cash under the LLC Agreement; however, following dissolution, Profits allocated to the Manager shall be reduced by the aggregate value of all Promotional Units actually issued to the Manager over the life of the Company. (See, "Summary of the LLC Agreement – Promotional Units.")

Liquidation Stage

Form of Compensation	Estimated Amount or Method of Compensation
Liquidating Distributions

  20% of all post-dissolution distributions after payment of (i) all expenses of liquidation and to the payment of, or creation of a reserves for creditors (other than Members or the Manager ) in the order of priority provided by law; (ii) payment of all claims of Members and the Manager for loans, advances and other sums due and payable by the Company; and (iii) distributions to the Member equal to their unreturned invested capital plus an amount equal the value of Promotional Units issued to the Manager over the life of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Set forth below is information regarding the beneficial ownership of the Company’s Units as of January 1, 2016 by (i) each person whom the Company knew owned, beneficially, more than 10% of the outstanding units of membership interest, and (ii) all of the managers, principals and executive officers as a group.  Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting power with respect to Units beneficially owned.

Name and address of beneficial owner(1)	Amount and nature of beneficial ownership(2)	Amount and nature of beneficial ownership acquirable	Percent of class (3)
Ian Fisher	0 Units	0	0
	50% of Manager		50%
Hubert Hultgren	0 Units	0	0
	50% of Manager		50%
All directors and officers as a group (2 persons)	0 Units	0	0
	100% of Manager		100%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

There are no transactions where management of the Company currently has a direct or indirect personal interest.  However, as set forth in the  “ Compensation of the Manager and Its Affiliates ” section of this Offering Circular, the Manager of the Company, of which both Mr. Hultgren and Mr. Fisher are managing members, and as such will be entitled to various forms of Compensation from the Company for its services. Moreover, as discussed in “ Conflicts of Interest ” beginning on page 65, the Manager or its affiliates or principals may act as the sponsor and/or manager of other companies in the future, which companies may invest in real estate investments similar to those of the Company. The Manager and its affiliates and principals may engage in other business ventures and neither the Company nor any Member shall be entitled to any interest therein.  Accordingly, our Manager, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of real estate investments, and such conflicts may not be resolved in our favor.  Moreover, if we acquire properties from entities owned or sponsored by affiliates of our Manager, the price may be higher than we would pay if the transaction was the result of arm’s length negotiations with a third party.  Consequently, the Manager and its principals may have conflicts of interest in allocating management time, services and functions between the Company and such other business interests or ventures.  Such could limit our investment opportunities, impair our ability to make distributions and reduce the value of your investment in us.

CONFLICTS OF INTEREST

The following is a list of the important areas in which the interests of the Manager will conflict with those of the Company.  The Member must rely on the general fiduciary standards which apply to a manager of a limited liability company to prevent unfairness by the Manager in a transaction with the Company.

Compensation to Manager and Affiliates

None of the compensation set forth under the “Compensation of Directors and Executive Officers ” section was determined by arms’ length negotiations with the Members of the Company, including the Asset Management Fee, Acquisition Fee or the Manager’s right to profits and distributions of the Company.  The Minimum Asset Management Fee and the Acquisition Fees paid to the Manager will result in a direct reduction of the proceeds of this offering available for the Company to acquire Properties.

Other Businesses

The Company will not have independent management and it will rely on the Manager for the operation of the Company.   In addition to managing the Company, the Manager will act as the Manager of Fund I.  Moreover , the Manager or its affiliates or principals may act as the sponsor and/or manager of other companies in the future, which companies may invest in real estate investments similar to those of the Company.  The Manager and its affiliates and principals may engage in other business ventures and neither the Company nor any Member shall be entitled to any interest therein.  Consequently, the Manager and its principals may have conflicts of interest in allocating management time, services and functions between the Company and such other business interests or ventures.

Lack of Independent Representation

The Company has not been represented by independent legal counsel to date.  The use by the Manager and the Company of the same counsel in the preparation of this Offering, the organization of the Company may result in the lack of independent review.  Counsel to the Manager does not and will not represent the Members or their interests in any respect.  Accordingly, Members should consult with their own counsel regarding this investment.

Conflicts of Manager

The Manager and its affiliates and principals may, in the day-to-day management of the Company or in the making of investment decisions, experience conflicts between their duties and responsibilities to the Members and their own personal interests as Members or as the Manager of the Company, the nature and extent of which are not known at this time.  The Manager and its principals may purchase Units on the same terms as other investors and, in such event, will be admitted to the Company as Members.  Therefore, the Manager may experience conflicts between its interests as a Member and the Manager of the Company and its fiduciary duties and obligations to the Members.

Indemnification of Manager

The LLC Agreement provides that the Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of gross negligence, fraud, deceit, reckless or gross misconduct, or a knowing violation of law by the Manager.  The LLC Agreement also provides that, to the fullest extent permitted by applicable law, the Company shall indemnify any individual or entity made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such individual or entity is or was a Manager, officer, employee or other agent of the Company.

USE OF LEVERAGE

The Company may incur two types of indebtedness (sometimes referred to as “leverage”) to meet its investment objectives:  (i) loans incurred in connection with a particular real property investment (defined in this Memorandum, as “Real Estate Secured Loans”); and (ii) loans or revolving credit lines secured by all or a portion of the Company’s loan portfolio or by a pledge of all or a specified set of the Company’s assets (defined herein as “Portfolio Secured Loans”).

Real Estate Secured Loans include loans obtained from financial institutions or private lenders for the purpose of purchasing the Company’s Property investments (i.e., acquisition financing) and loans obtained to finance the construction, rehabilitation and improvement of such Properties (i.e., “construction” or “rehab” financing).  Each of these loans will be secured by the real properties being purchased or improved by the loan and will be obtained on terms and conditions approved by the Manager in its sole discretion.  The use of this type of financing is standard practice in real estate investment and allows the Company to reduce the amount of capital required to either acquire a real Property or to fund the improvement of the property required to realize the property’s value.  Real Estate Secured Loans, however, increase the risk of loss on a particular property because the loan amount plus interest must be paid prior to realizing any return on the Property.  Moreover, the property (and the Company’s equity investment) can be lost if the Company defaults under the terms of a Real Estate Secured Loan and the lender forecloses on the property to the detriment of the Company.

The Manager may also obtain one or more Portfolio Secured Loans which are characterized by a pledge of the Company’s assets which is not limited to the assets being acquired or improved by the loan proceeds.  Portfolio Secured Loans may be fixed loans or may include revolving lines of credit which may be drawn upon by the Manager in the form of a line of credit or otherwise, may provide an alternative means for creating liquidity for the Company other than by selling Company Properties to a third party (which may require the Company to sell Properties at discounted values).  Pledging the Company´s real estate portfolio, however, also entails certain risks to the Company.  For example, should the Company’s net income be insufficient to pay these loans as they become due or should the Company otherwise default on such loans, the Company will be at risk of losing any assets pledged as security for such loans.

The use of leverage in the form of Real Estate Secured Loans or Portfolio Secured Loans will also create unrelated business taxable income which may be taxable to ERISA plans or otherwise tax exempt qualified pension and profit sharing plans.  (See “Federal and State Income Tax Considerations – Unrelated Business Taxable Income.”)

The Company may incur two types of indebtedness (sometimes referred to as “leverage”) to meet its investment objectives:  (i) loans incurred in connection with a particular real property investment (defined in this Memorandum, as “Real Estate Secured Loans”); and (ii) loans or revolving credit lines secured by all or a portion of the Company’s loan portfolio or by a pledge of all or a specified set of the Company’s assets (defined herein as “Portfolio Secured Loans”).

Real Estate Secured Loans include loans obtained from financial institutions or private lenders for the purpose of purchasing the Company’s Property investments (i.e., acquisition financing) and loans obtained to finance the construction, rehabilitation and improvement of such Properties (i.e., “construction” or “rehab” financing).  Each of these loans will be secured by the real properties being purchased or improved by the loan and will be obtained on terms and conditions approved by the Manager in its sole discretion.  The use of this type of financing is standard practice in real estate investment and allows the Company to reduce the amount of capital required to either acquire a real Property or to fund the improvement of the property required to realize the property’s value.  Real Estate Secured Loans, however, increase the risk of loss on a particular property because the loan amount plus interest must be paid prior to realizing any return on the Property.  Moreover, the property (and the Company’s equity investment) can be lost if the Company defaults under the terms of a Real Estate Secured Loan and the lender forecloses on the property to the detriment of the Company.

The Manager may also obtain one or more Portfolio Secured Loans which are characterized by a pledge of the Company’s assets which is not limited to the assets being acquired or improved by the loan proceeds.  Portfolio Secured Loans may be fixed loans or may include revolving lines of credit which may be drawn upon by the Manager in the form of a line of credit or otherwise, may provide an alternative means for creating liquidity for the Company other than by selling Company Properties to a third party (which may require the Company to sell Properties at discounted values).  Pledging the Company´s real estate portfolio, however, also entails certain risks to the Company.  For example, should the Company’s net income be insufficient to pay these loans as they become due or should the Company otherwise default on such loans, the Company will be at risk of losing any assets pledged as security for such loans.

The Company is going to target 70% to 80% leverage. The Company does not plan to exceed 85% leverage.

The use of leverage in the form of Real Estate Secured Loans or Portfolio Secured Loans will also create unrelated business taxable income which may be taxable to ERISA plans or otherwise tax exempt qualified pension and profit sharing plans.  (See “Federal and State Income Tax Considerations – Unrelated Business Taxable Income.”)

FIDUCIARY RESPONSIBILITIES OF THE MANAGER

The Manager is accountable to the Company as a fiduciary, which means that a Manager is required to exercise good faith and integrity with respect to Company affairs and the safekeeping and use of all funds and assets of the Company.  This is in addition to the several duties and obligations of, and limitations on, the Manager set forth in the LLC Agreement. This is a rapidly developing and changing area of the law, and investors who have questions concerning the duties of the Manager should consult with their counsel.

The LLC Agreement provides that the Manager shall have no liability to the Company for losses resulting from errors in judgment or other acts or omissions, unless the Manager is guilty of gross negligence, fraud, bad faith or gross misconduct.  The LLC Agreement also provides that the Company shall indemnify the Manager, and its Manager's employees and agents against liability and related expense (including reasonable attorneys’ fees) incurred in dealing with the Company, Members or third parties, so long as no gross negligence, fraud, bad faith or gross misconduct is involved, which indemnification provision shall survive termination of the LLC Agreement.  Therefore, Members may have a more limited right of action then they would have absent these provisions in the LLC Agreement.  A successful indemnification of the Manager could deplete the assets of the Company.  Members who believe that a breach of the Manager’s fiduciary duty has occurred should consult with their own counsel.

SECURITIES BEING OFFERED

General

Subject to the terms and conditions of this Offering Circular and the LLC Agreement, the Company is offering for sale up to 5,000,000 Units at the purchase price of $10 per Unit, for a stated maximum offering amount of $50 million.  No Units will be sold by the Company until it receives and accepts subscriptions for at least 200,000 Units, representing Capital Contribution Commitments of $2,000,000.  Affiliates of the Manager may purchase the Company’s Units for purposes of meeting the minimum offering amount requirement.

Voting Rights

Except as expressly provided in the LLC Agreement, Members shall have no voting, approval or consent rights.

Certain actions shall require the prior written approval of a Majority Interest of the Members:

(a)

Any material change in the purposes of the Company as contemplated in this Agreement;

(b)

The appointment of a replacement Manager under Section 5.2; and

(c)

Any other provision expressly requiring the approval of the Members under this Agreement.

The Members shall have no power to participate in or direct the management of the Company except as expressly authorized by this Agreement.  Unless expressly and duly authorized in writing to do so by the Manager, no Member shall have any power or authority to bind or act on behalf of the Company in any way, to pledge its credit, or to render it liable for any purpose

Redemption Rights

The Company shall have no obligation to redeem any Member’s Units at any time and no Member shall have the right to withdraw from the Company or withdraw their Capital Contribution prior to the dissolution and winding up of the Company except as expressly provided herein.  The Manager may, in its sole and absolute discretion, agree to redeem the Units of one or more Members, but shall have no obligation to do so.

Restrictions on Transfer:

Each Member may Transfer all or any part of its Units in the Company to a transferee, by giving written notice of such Transfer to the Manager, and the transferee thereof will become a Unit holder as to the transferred interest having the rights and subject to the obligations specified in this Article VIII.  Such a Transfer shall, however, not cause such transferee to be admitted as a Member, unless the Manager consents to the transferee being admitted as a member. See “Transferability of Units” for further details.

Additional Units

The Manager may offer and sell Units over the entire term of the Company to the extent it deems the offering of Units to be in the interest of the Company and permissible under applicable securities laws.  The Manager may also create, offer and sell additional membership interests in the Company with differing terms and conditions to those described in Offering Statement ("Additional Units"), including Additional Units with preferred returns, senior priority for the return of capital contributions, discounted Unit Purchase Prices and/or disproportionate interests in Company Available Cash and Profits.  Any Additional Units offered, shall be subject to the following notice and refusal rights in favor of the then existing Members:

(a)

In the event that the Manager elects to issue Additional Units pursuant hereto, it shall notify the Members of the total amount of capital to be raised, the Unit Purchase Price payable for such Additional Units and any other material terms and conditions attributable to such Additional Units (an "Additional Unit Notice").

(b)

Not more than thirty (30) days following the date of any Additional Unit Notice, any existing Member may elect to purchase such Member’s pro rata share of the Additional Units (based upon each Member's  Percentage Interest) by delivering to the Manager a written subscription (in form and substance satisfactory to the Manager) together with the applicable purchase price payable therefore.

In the event that any Members decline to purchase their Percentage Interest of the offered additional Units within such thirty (30) day period, the Manager shall notify the other Members who shall have the right to purchase any remaining unsold Additional Units not later than fifteen (15) days thereafter (and if more than one Member elects to buy such unsold Additional Units, they shall do so in proportion to their relative Percentage Interests).  Thereafter, the Manager shall have the right to sell and issue any unsold Additional Units to third parties on terms not more favorable to the purchasers than as set forth in the Manager’s Additional Unit Notice.

Unit Purchase Price:

Beginning on the first day of the calendar quarter immediately following the Termination Date of this Offering, and continuing thereafter on the first day of each calendar quarter (i.e., January 1st, April 1st, July 1st and October 1st) until the dissolution and winding up of the Company, the Unit Purchase Price shall be adjusted to equal to the Net Asset Value (Per Unit) calculated as of each such date.  The Net Asset Value (Per Unit) is generated using the following formula:

Net Asset Value (Per Unit) =	Net Asset Value of the Company
Total Number of Units Outstanding Units

"Net Asset Value of the Company" shall mean, as of any date, the sum of (a) the aggregate Current Asset Values of all Investment Properties held by the Company as of the calculation date; (b) the total amount of cash held by the Company as of the calculation date; and (c) the book value of all other assets held by the Company as of the calculation date; less (d) the total amount necessary to discharge all Company indebtedness outstanding as of the calculation date; (e) the value of any Affiliate Fund Interest held by the Company; and (f) estimated costs of sale for each Investment Property equal to three percent (3%) of the Current Asset Value as of the calculation date.

CASH DISTRIBUTIONS AND ALLOCATIONS

The Units represent an equity ownership interest in the Company and upon issuance of Units, each Member will receive a credit to his or her capital account in the amount of his or her cash investment or the contribution Value of any Property contributed to the Company.  (See “Plan of Distribution ” and “Summary of the LLC Agreement – Capital Contributions.”) Members will thereafter be entitled to distributions and allocations based upon their total capital contributions to the Company (“Capital Contributions”) relative to the Capital Contributions of each other Member or specified group of Members (“Percentage Interest”).

Member and Manager Distributions

Profit Allocations

Profits of the Company shall be determined by the Manager no less than quarterly.  Profits and Losses with respect to any such calendar quarter or other accounting period shall be allocated among the Members and the Manager as follows, unless otherwise specifically provided.

(a) First, 100% to the Members to the extent of, and in reverse order of, any prior allocations of Losses to the Members, as reduced by all prior allocations of Profits;

(b) Thereafter, (i) 80% to the Members, pro rata in accordance with their relative Percentage Interests, and (ii) 20% to the Manager; except as provided in subsection (c) below.

(c) Notwithstanding Subsection (b) above, following an Event of Dissolution, Profits in excess of those allocated under subsection (a) shall be allocated: (i) 100% to the Member, pro rata in accordance with their relative Percentage Interests, until total Profit allocations to the Members hereunder equal the Aggregate Promotional Unit Amount received by the Manager over the life of the Company; and (ii) Thereafter, 80% to the Members, pro rata in accordance with their relative Percentage Interests, and 20% to the Manager.

 Losses

Losses with respect to a Fiscal Year shall be allocated to the Members first in accordance with their positive Capital Accounts and, thereafter, in accordance with their respective Percentage Interests.  Notwithstanding the foregoing, allocations of Losses to a Member shall be made only to the extent that such allocations will not create a deficit Capital Account balance for that Member in excess of an amount, if any, equal to such Member’s share of Minimum Gain.  Any Losses not allocated to a Member because of the foregoing provision shall be allocated to the other Members (to the extent the other Members are not limited in respect of the allocation of Losses. Any Losses reallocated shall be taken into account in computing subsequent allocations of Profits and Losses, so that the net amount of any item so allocated and the Profits and Losses allocated to each Member, to the extent possible, shall be equal to the net amount that would have been allocated to each such Member if no reallocation of Losses had occurred..

Distributions of Available Cash

Distributions of Available Cash will be made to the Members and the Manager in accordance with the following provisions,

(a)

Net Cash Proceeds shall be allocated and distributed to the Members and Manager on a quarterly basis: (i) 80% to the Members, pro rata in accordance with their relative Percentage Interests; and (ii) 20% to the Manager.

(b)

Net Capital Proceeds (if any) shall be allocated and distributed to the Members and Manager at such times as the Manager may reasonably determine is follows:

(i)

first, 100% to the Members, pro rata based upon their relative Percentage Interests, until each Member has received aggregate distributions equal to their unreturned invested capital; and

thereafter, (y) 80% to the Members, pro rata in accordance with their relative Percentage Interests; and (z) 20% to the Manager.

Other Specially Defined Terms

To understand the above rules, you will also need to understand the meaning of a number of specialized terms used in the LLC Agreement.  You should carefully review the LLC Agreement and the definitions therein to determine how money will be allocated among Unit holders and the Manager.

TRANSFERABILITY OF THE UNITS

General Restriction

No Member or Unit holder may transfer all or any part of its interest in the Company, or any of its rights under the LLC Agreement, except in strict compliance with the restrictions set forth in Article VIII of the LLC Agreement (some of which are summarized under this section).  Subject to complying with specific conditions, each Member and Unit holder may transfer all or any part of its Units and the transferee will become a Unit holder as to the transferred Unit.  Such transferee will not, however, become a Member unless the Manager specifically approves its admission as a Member, which approval may be granted or withheld in the Manager's sole discretion.

Conditions to Transfer

No transfer of any Units or other interest in the Company, whether voluntary or involuntary, will be valid or effective, unless the following conditions are satisfied:

(a)           The Manager determines that the transfer will not:

(i)           require registration of any interest in the Company under federal or state securities laws or subject the Company or the Manager to registration under any securities or commodity laws;

(ii)          constitute, when added to other transfers, trading on a secondary market, or an equivalent of such market, for purposes of Code Section 7704;

(iii)         result in the termination of the Company under Section 708(b)(i)(B) of the Code or result in the taxation of the Company as an association tax taxable as a corporation for federal income tax purposes;

(iv)         violate or be inconsistent with any representation or warranty made by the transferor at the time the transferor subscribe for or acquire the Units; or

(v)          constitute a breach or an event of default under any agreement between the Company or any of its Special Purpose Entities, as the case may be, and a third-party lender.

(b)           If the transfer would result in the joint or multiple ownership of any Units, the Manager may condition its approval upon the transferees' willingness to designate a single representative to represent the entire transferred interest.

(c)           Prior to recognizing the transfer, the Manager may require the transferor to execute and acknowledge an instrument of transfer and to reimburse the Company for all expenses reasonably incurred in connection with the transfer, and the transferee to make certain representations and warranties to the Company, including its agreement to be bound by the terms of the LLC Agreement.

(d)           Whether or not the transferee executes a separate agreement confirming its willingness to be bound by the terms of the LLC Agreement, the transferee will be so bound.

Rights and Obligations of Transferee

The transferee of one or more Units will be entitled to receive all distributions, and to participate in all profits and losses (including allocations of income, gain, loss, deduction, credit or similar items) attributable to the transferred Units.  Such transferee is also liable to the Company for any unpaid portion of the Capital Contribution Commitment relating to the transferred interest, and must pay to the Company such Capital Contributions as and when required under the terms of the LLC Agreement.  Such a transferee will have no voting, approval, or consent rights.

FEDERAL AND STATE INCOME TAX CONSIDERATIONS

Introduction

The following is a summary of certain tax considerations which may be relevant to the Company and to a prospective Member.  It is impracticable, however, to present a detailed explanation of all aspects of the federal, state and local tax laws which may affect the Company or all aspects of the tax consequences to a Member.  This Offering makes no representations as to state and local income tax consequences.  No assurances are given that any deductions or other federal income tax advantages that are described, or that prospective Members may contemplate, will be available.  It is not anticipated that Members will realize any significant income tax benefits by reason of an investment in the Company.

The following discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the applicable Treasury Regulations (the “Regulations”) and proposed Treasury Regulations (the “Proposed Regulations”) adopted thereunder, current administrative rulings, and judicial opinions, all existing as of the date hereof.  It must be emphasized that all of these authorities are subject to modification at any time by legislative, judicial, or administrative action and that any such modification could be applied on a retroactive basis.  Future tax reform proposals may have a material adverse effect on the potential tax benefits that may be expected to be realized by prospective Member from an investment in Units.

The Company’s legal counsel will not prepare or review the Company’s income tax information return, which will be prepared by the Manager and independent accountants for the Company.  The Company will make a number of decisions on tax matters, often with the advice of independent accountants retained by the Company, which will usually not be reviewed with legal counsel.

THE TAX CONSEQUENCES OF AN INVESTMENT IN UNITS ARE COMPLEX AND SUBJECT TO CHANGE.  EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH, AND RELY ON THE ADVICE OF, HIS, HER OR ITS PERSONAL TAX ADVISOR WITH RESPECT TO THE SUITABILITY FOR THE INVESTOR OF AN INVESTMENT IN UNITS WITH RESPECT TO FEDERAL, STATE, FOREIGN AND LOCAL TAXATION.

General Overview

The Manager expects the Company, as a limited liability company, to be treated as a partnership for federal and state income tax purposes.  As such, the Company’s income, expenses, deductions and credits are “passed through” to each holder of Units in proportion to their percentage interest in the Company.  Each Member will have a capital account for Units purchased by a Member that is adjusted to the extent the Member receives distributions or allocations of tax losses (capital account is reduced) and is credited with a capital contributions and an allocable share of the Company’s income (capital account is increased).  Each Member will receive a Schedule K-1 for each tax year that summarizes this information.  Each Member will need to pay tax on such Member’s share of taxable income of the Company.  The Company will not “withhold” taxes for U.S. Members.

The tax basis of each Member’s Membership Interest in the Company is initially the purchase price paid for the Units or, in the case of Property Subscriptions, the Contribution Value of the Property.  The basis is adjusted downward for distributions and losses and upward for allocated taxable profits.  Upon any resale of Units by a Member (if permissible), the selling Member will have to pay income tax on any gain realized by the Member.

Taxation of the Members

If, as expected, the Company is treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, it will file an annual informational income tax return but will not be subject as an entity to the payment of federal income tax.  Each Member will be required to report such Member’s share of income or loss without regard to the amount, if any, of cash or other distributions made to it.  Thus, each Member will be taxed on such Member’s share of income even though the amount of cash distributed to it may be less than the resulting tax liability.  Subject to various limitations referred to herein, each Member may deduct such Member’s share of Company losses, if any, to the extent of such Member’s tax basis in such Member’s Units.  Any losses in excess of basis may be carried forward indefinitely to offset future taxable income.  In computing income or losses, the Company will include appropriate deductions for non-capital costs and the cost recovery portion of capital costs.  If distributions in any one year exceed the taxable income (whether in liquidation or otherwise), the amount of such excess will be treated as a return of capital reducing the tax basis of each Member.  Any cash distributions in excess of the recipient’s basis are treated as a sale or exchange of an interest in the Company resulting in taxable income to the recipient.

Allocation of Profits and Losses

The net profits and net losses of the Company will be allocated as set forth in the LLC Agreement attached hereto as Exhibit A.  Section 704(b) of the Code provides that for federal income tax purposes, each partner’s distributive share of a partnership’s income or loss, and of specific items of income, gain, loss, deductions and credits, is determined by reference to the partnership agreement, i.e., the LLC Agreement.  The allocations provided in a partnership agreement will control unless such allocations do not have “substantial economic effect.” If an allocation provision of a partnership agreement is found to lack “substantial economic effect” partnership items will be allocated in accordance with a partner’s interest in the partnership based on all the facts and circumstances.

The Service has promulgated Regulations under Section 704(b), designed to implement the provisions of the Tax Reform Act of 1976 dealing with substantial economic effect.  Extremely complex, these Regulations set forth three alternative tests, one of which must be met in order for an allocation to be valid under Section 704(b).  Allocations are valid if:  (i) the allocation has substantial economic effect; or (ii) the partners can show that, taking into account all facts and circumstances, the allocation is in accordance with the partners’ interests in the partnership; or (iii) the allocation can be deemed to be in accordance with the partners’ Units in the partnership in accordance with special rules set forth in the Regulations.  In order for an allocation to have “substantial economic effect,” it must have both “economic” effect and “substantial” economic effect.  Generally, an allocation can have economic effect only if (i) the allocation is reflected as an appropriate increase or decrease in the partners’ capital accounts, maintained in accordance with the proposed regulations; (ii) liquidation proceeds are, throughout the term of the partnership, distributed in accordance with the partners’ capital account balances; and (iii) any partner (including any Member) with a deficit in his capital account following the distribution of liquidation proceeds is required to restore the amount of such deficit to the partnership, which amount is distributed to partners in accordance with their positive capital account balances or paid to creditors.

Furthermore, the allocations’ economic effect must be “substantial.” The partners’ allocations will be substantial if there is a reasonable possibility that the allocations will affect substantially the dollar amounts to be received by the partners independent of tax consequences.  Nevertheless, substantiality will be lacking when (1) the after-tax consequences to one partner (on a present value basis) is enhanced and (2) there is a strong likelihood that no partner’s present value after-tax consequences will suffer a concomitant diminution in value.  Finally, to the extent the allocations provide for “shifting” tax consequences or “transitory” allocations, the allocations cannot be substantial.

There can be no assurance that the Internal Revenue Service (the “Service”) will not successfully challenge the allocations of profits, losses and credits under the LLC Agreement.  For example, the Service might contend that the fees payable to the Manager should be treated as distributions to a Member rather than as fees and that the allocation of profits and losses for tax purposes and credits among the Members should be modified to reflect the increase in the Manager’s overall interest in the Company that would arise from such re-characterization.  Since the test of whether an allocation has “substantial economic effect” or is in accordance with Members’ Units in the Company is in part a question of fact, and, in part, the interpretation of relatively recent and complex regulations, no assurance can be given that the Service may not challenge one or more allocations in the LLC Agreement.  Furthermore, if a challenge were made, no assurance can be given that a court would not sustain the challenge.  If the allocations made by the LLC Agreement are set aside, a Member’s share of any item of income, gain, loss, deduction or credit will be determined considering all facts and circumstances.

Limitations on Losses and Credits from Passive Activities

Code Section 469 limits taxpayers’ use of losses and credits from so-called “passive activities” in offsetting taxable income and tax liability arising from non-passive sources.  A passive activity includes (a) one which involves the conduct of a trade or business in which the taxpayer does not materially participate, or (b) any rental activity.  With certain limited exceptions, a member will not be treated as materially participating in a limited liability company’s activities.  Generally, a taxpayer’s deductions and credits from passive activities may be used to reduce his or her tax liability in a given taxable year only to the extent that such liability arises from passive activities.  Potential Members are urged to consult their personal tax advisor regarding the impact of federal taxes upon an investment in the Company.

Unrelated Business Taxable Income

Units may be offered and sold to certain tax exempt entities (such as pension or profit sharing plans qualified under ERISA) that otherwise meet the investor suitability standards of this Offering. Such tax exempt entities generally do not pay federal income taxes on their income unless they are engaged in a business that generates “unrelated business taxable income” (“UBTI”), as that term is defined by Section 513 of the Code.  Section 512 of the Code, contains broad exclusions to what would otherwise be deemed UBTI, including rents, gain from the sale of non-dealer property and interest income.  These exclusions, however, do not apply to the extent such income is derived from either (1) “debt-financed property,” or (2) “dealer property.”  While it is not anticipated that the Company’s income will be derived from “debt-financed property” or from “dealer property,” by financing the acquisition and development of its Properties, the sales proceeds payable from such Properties will generate income derived from “debt-financed property” resulting in the realization of UBTI by the Company.  Properties acquired through foreclosure that are encumbered by senior mortgage loans are also “debt-financed property” and, therefore, are another potential source of UBTI.

ANY ERISA PLAN OR OTHER TAX-EXEMPT ORGANIZATION OR ENTITY CONSIDERING AND INVESTMENT IN THE COMPANY SHOULD CONSULT ITS TAX ADVISORS PRIOR TO INVESTING REGARDING THE REQUIREMENTS FOR EXEMPTION FROM FEDERAL INCOME TAXATION AND THE CONSEQUENCES OF FAILING TO MEET SUCH REQUIREMENTS.

Tax Returns and Audit

The Company will furnish annually to the Members sufficient information from the Company’s tax return for the Members to prepare their own federal, state and local tax returns.  The Company’s tax returns will be prepared by accountants to be selected by the Manager.

In the event that any of the tax returns of the Company are audited, it is possible that substantial legal and accounting fees will have to be paid to substantiate the position of the Company and the Manager and such fees would reduce the cash flow otherwise distributable to the Members.  Also, such an audit may result in adjustments to the Company tax returns and this, at a minimum, would require an adjustment to each Member’s personal return.  An audit of a Member’s tax returns may also result in an audit of non-partnership items on each Member’s tax returns, which in turn could result in adjustments to such items.

State and Local Taxes; Withholding

In addition to the federal income tax consequences described above, prospective Members may be subject to state and local tax consequences by reason of investment in the Company.  Any distributions made to a Member generally will be required to be included in determining his or her reportable income for state or local income tax purposes in the jurisdiction in which such Member is a resident.  Further, the state in which the Company’s Properties are located may impose tax on an investor’s share of the net income from sources within the state even if you are not a resident of such state.  As a result of an investment in the Company, investors may be required to file a tax return with that jurisdiction to report your share of the Company’s income from sources within the state.

Many states have implemented programs to require partnerships and limited liability companies (such as the Company) to withhold and pay state income taxes owed by non-resident partners or members relating to income-producing assets located in their states.  In the event that the Company is required to withhold state taxes from cash distributions otherwise payable to Members, the amount of distributions will be reduced.

Investors are urged to consult their personal tax advisor regarding the impact of state and local taxes upon an investment in the Company.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974 (“ERISA”) contains strict fiduciary responsibility rules governing the actions of “fiduciaries” of employee benefit plans.  It is anticipated that some Members will be corporate pension or profit-sharing plans and Individual Retirement Accounts, or other employee benefit plans that are subject to ERISA.  In any such case, the person making the investment decision concerning the purchase of Units will be a “fiduciary” of such plan and will be required to conform to ERISA’s fiduciary responsibility rules.  Persons making investment decisions for employee benefit plans (i.e., “fiduciaries”) must discharge their duties with the care, skill and prudence which a prudent man familiar with such matters would exercise in like circumstances.  In evaluating whether the purchase of Units is a “prudent” investment under this rule, fiduciaries should consider all of the risk factors set forth above.  Fiduciaries should also carefully consider the possibility and consequences of unrelated business taxable income (see “Federal Income Tax Consequences”), as well as the percentage of plan assets which will be invested in the Company insofar as the diversification requirements of ERISA are concerned.  An investment in the Company is relatively illiquid, and fiduciaries must not rely on an ability to convert an investment in the Company into cash in order to meet liabilities to plan participants who may be entitled to distributions.  DUE TO THE COMPLEX NATURE OF ERISA, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT HIS OWN TAX ADVISOR OR PENSION CONSULTANT TO DETERMINE THE APPLICATION OF ERISA TO HIS OR HER PROSPECTIVE INVESTMENT.

The Company will limit subscriptions for Units from ERISA plan investors such that, immediately after each sale of Units, ERISA plan investors will hold less than 25% of the total outstanding Units in the Company.

Fiduciaries of plans subject to ERISA are required to determine annually the fair market value of the assets of such plans as of the close of any such plan’s fiscal year.  Although the Manager will provide annually upon the written request of a Member an estimate of the value of the Units based upon, among other things, Company’s outstanding Properties, it may not be possible to value the Units adequately from year to year, because there will be no market for them.

SUMMARY OF THE LLC AGREEMENT:

The Company is governed by the Company’s LLC Agreement Amended and restated dated as of February 2017, a copy of which is set forth as Exhibit  2.3 to this Offering.  The Manager is granted a special power of attorney in the Subscription Agreement for the purpose of executing the LLC Agreement on behalf of the Members and by executing and delivering the Subscription Agreement to the Manager, an investor is agreeing to be bound to the terms and conditions set forth in the LLC Agreement.   Potential Investors are urged to read the entire LLC Agreement, prior to investing in Units.

The following is a summary of the LLC Agreement for the Company and is qualified in its entirety by the terms of the LLC Agreement itself. Unless otherwise defined in this Offering, capitalized terms set forth below shall have the meanings set forth in the LLC Agreement.

Rights and Liabilities of Members

The rights, duties and powers of Members are governed by the LLC Agreement and the Delaware Limited Liability Company Act, as set forth in Title 6 of the Delaware Code (Section 18-101, et seq.) (the “Act”).  The following discussion of such rights, duties and powers is qualified in its entirety by reference to the LLC Agreement and the Act.

Investors who become Members will not be responsible for the obligations of the Company and will be liable only to the extent of their agreed upon capital contributions.  Any cash distributed to Members may constitute, wholly or in part, a return of capital.  Accordingly, Members may be liable to repay to the Company some or all of such cash distribution, as a return of capital plus interest, to the extent necessary to discharge liabilities existing at the time of such return.

Members will have no control over the management of the Company except that Members representing a majority of the outstanding Units (a “Member Majority”) may approve or disapprove any of the following matters:  (a) Any material change in the purposes of the Company; and (b)The appointment of a replacement Manager

Notwithstanding any other provisions hereof, the following actions (“Majority Decisions”) shall require the prior written approval of a Majority Interest of the Members:

The Members shall have no power to participate in or direct the management of the Company except as expressly authorized by the LLC Agreement.  Unless expressly and duly authorized in writing to do so by the Manager, no Member shall have any power or authority to bind or act on behalf of the Company in any way, to pledge its credit, or to render it liable for any purpose.

Capital Contributions

The Members shall make Capital Contributions to the Company by purchasing Units for cash (“Cash Subscriptions”) or, if approved by the Manager, by contributing an eligible Investment Property to the Company (“Property Subscriptions”).  Cash Subscriptions and Property Subscriptions shall be made by prospective Members by executing a subscription agreement in a form and substance determined by the Manager (the “Subscription Agreement”) and delivering the fully completed Subscription Agreement to the Manager together with the appropriate payment or documentation.  Units will be sold only to potential Members that meet the suitability requirements set forth in the Offering Statement and all Subscription Agreements received from investors are subject to acceptance by the Manager in its sole judgment.  The Manager may issue fractional Units to Members if necessary in light of a Member's total Capital Contribution and the Unit Purchase Price in effect at the time such Capital Contribution is made.  Capital Contributions to the Company shall be made by purchasing Units for the Unit Purchase Price of $10.00 per Unit. The minimum subscription amount is $1,000. The minimum offering of Units shall $2,000,000 (the “Minimum Offering”) and the maximum offering shall be $50,000,000 (the “Maximum Offering.”)

Cash Contributions

Cash Subscriptions shall be made by delivering a completed and executed Subscription Agreement to the Manager together with the purchase price payable for the Units being acquired at the then current Unit Purchase Price.  The minimum Cash Subscription amount is 100 Units (the “Minimum Cash Subscription Amount”). Cash Subscriptions are subject to the prior approval of the Manager and investors making Cash Subscriptions will only be issued Units following such approval by the Company.

Property Contributions

Investors may, with the prior approval of the Manager, acquire Units in exchange for the contribution of one or more Properties to the Company.  (See “Plan of Distribution”)  Units issued in exchange for Property Subscriptions will be issued in an amount determined by the Manager. .  In the event a Property Subscription and the Contribution Value determined in connection therewith is approved by the Manager, the Property Subscriber will be admitted as a Member of the Company and will receive a capital account credit equal to the Contribution Value of the Proposed Property effective as of the Acquisition Date.

Additional Offerings and Units

The Manager may offer and sell Units over the entire term of the Company to the extent it deems the offering of Units to be in the interest of the Company and permissible under applicable securities laws.  The Manager may also create, offer and sell additional membership interests in the Company with differing terms and conditions to those described in Offering Statement (“Additional Units”), including Additional Units with preferred returns, senior priority for the return of capital contributions, discounted Unit Purchase Prices and/or disproportionate interests in Company Available Cash and Profits.  Any Additional Units offered, shall be subject to the following notice and refusal rights in favor of the then existing Members:

(a)

In the event that the Manager elects to issue Additional Units pursuant hereto, it shall notify the Members of the total amount of capital to be raised, the Unit Purchase Price payable for such Additional Units and any other material terms and conditions attributable to such Additional Units (an "Additional Unit Notice").

(b)

Not more than thirty (30) days following the date of any Additional Unit Notice, any existing Member may elect to purchase such Member’s pro rata share of the Additional Units (based upon each Member's  Percentage Interest) by delivering to the Manager a written subscription (in form and substance satisfactory to the Manager) together with the applicable purchase price payable therefore.

In the event that any Members decline to purchase their Percentage Interest of the offered additional Units within such thirty (30) day period, the Manager shall notify the other Members who shall have the right to purchase any remaining unsold Additional Units not later than fifteen (15) days thereafter (and if more than one Member elects to buy such unsold Additional Units, they shall do so in proportion to their relative Percentage Interests).  Thereafter, the Manager shall have the right to sell and issue any unsold Additional Units to third parties on terms not more favorable to the purchasers than as set forth in the Manager’s Additional Unit Notice.

Promotional Units:

In addition to issuing Units to the Members in exchange for Cash Subscriptions or Property Subscriptions, the Manager will be entitled to issue Units to itself on an annual basis ("Promotional Units").  Promotional Units shall be issued in the first quarter of each calendar year based upon the Net Asset Value of the Company as of December 31st of the prior year (the "Promotional Unit Date").  The amount of Promotional Units issued to the Manager shall be the number of Units that could be purchased by the Manager with the amount of any NAV Increase (as defined herein) realized within the Fiscal Year at the Unit Purchase Price payable for Units as of the Promotional Unit Date.  For this purpose, "NAV Increase" for any Fiscal Year shall mean the difference between: (i) the aggregate distributions the Manager would receive in a hypothetical liquidation of the Company's assets at the Net Asset Value of the Company as of the Promotional Unit Date; less (ii) the total value of the Promotional Units actually issued to the Manager prior years (i.e., the total number of Promotional Units issued at the Unit Purchase Price applicable as of the issuance date).  Promotional Units may be issued for each full Fiscal Year that the Company is in operation. The Manager’s right to receive Promotional Units is in addition to the Manager’s right to Profit Allocations. However, following an Event of Dissolution, Profits allocated to the Manager shall be reduced by the aggregate value of all Promotional Units actually issued to the Manager over the life of the Company (the "Aggregate Promotional Unit Amount").

Rights, Powers and Duties of Manager

Subject to the right of the Members to vote on specified matters, the Manager will have complete charge of the business of the Company.  The Manager is not required to devote its full time to Company affairs or to devote any portion of its time to the contrary, only such time as is reasonably required for the conduct of such business.  (See “Risk Factors – Risks Related to the Manager.”)  The Manager acting alone has the power and authority to act for and bind the Company.  No Member has such power.

Distributions to the Members and the Manager

Profit Allocations

Profits of the Company shall be determined by the Manager no less than quarterly.  Profits and Losses with respect to any such calendar quarter or other accounting period shall be allocated among the Members and the Manager as follows, unless otherwise specifically provided.

(a) First, 100% to the Members to the extent of, and in reverse order of, any prior allocations of Losses to the Members, as reduced by all prior allocations of Profits;

(b) Thereafter, (i) 80% to the Members, pro rata in accordance with their relative Percentage Interests, and (ii) 20% to the Manager; except as provided in subsection (c) below.

(c) Notwithstanding Subsection (b) above, following an Event of Dissolution, Profits in excess of those allocated under subsection (a) shall be allocated: (i) 100% to the Member, pro rata in accordance with their relative Percentage Interests, until total Profit allocations to the Members hereunder equal the Aggregate Promotional Unit Amount received by the Manager over the life of the Company; and (ii) Thereafter, 80% to the Members, pro rata in accordance with their relative Percentage Interests, and 20% to the Manager.

Losses

Losses with respect to a Fiscal Year shall be allocated to the Members first in accordance with their positive Capital Accounts and, thereafter, in accordance with their respective Percentage Interests.  Notwithstanding the foregoing, allocations of Losses to a Member shall be made only to the extent that such allocations will not create a deficit Capital Account balance for that Member in excess of an amount, if any, equal to such Member’s share of Minimum Gain.  Any Losses not allocated to a Member because of the foregoing provision shall be allocated to the other Members (to the extent the other Members are not limited in respect of the allocation of Losses. Any Losses reallocated shall be taken into account in computing subsequent allocations of Profits and Losses, so that the net amount of any item so allocated and the Profits and Losses allocated to each Member, to the extent possible, shall be equal to the net amount that would have been allocated to each such Member if no reallocation of Losses had occurred..

Distributions of Available Cash

Distributions of Available Cash will be made to the Members and the Manager in accordance with the following provisions,

(a)

Net Cash Proceeds shall be allocated and distributed to the Members and Manager on a quarterly basis: (i) 80% to the Members, pro rata in accordance with their relative Percentage Interests; and (ii) 20% to the Manager.

(b)

Net Capital Proceeds (if any) shall be allocated and distributed to the Members and Manager at such times as the Manager may reasonably determine is follows:

(i)

first, 100% to the Members, pro rata based upon their relative Percentage Interests, until each Member has received aggregate distributions equal to their unreturned invested capital; and

(ii)

thereafter, (y) 80% to the Members, pro rata in accordance with their relative Percentage Interests; and (z) 20% to the Manager.

Accounting and Reports

The Manager shall provide to the Members, within 90 days after the end of the year (1) an annual report containing financial statements as of the last day of such year; and (2) such detailed information as is reasonably necessary to enable them to complete their own tax returns.  The Company’s financial information will be audited by a third party accounting firm. The Manager shall also provide to members the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

Amendment of the Agreement

The LLC Agreement may be amended by the Manager alone with respect to the creation of new Units and the admission of additional Members.

Term of the Company

The term of the Company will continue until dissolved by the election by the Manager to dissolve the Company or entry of a judicial decree of dissolution.

REPORTS TO THE MEMBERS

The Manager shall prepare and deliver to the Member quarterly statements summarizing the Company's performance as of the last day of each calendar quarter and setting forth the Company's Net Asset Value as of each such date.  Additionally, the Manager shall cause to be prepared and distributed to each Member the following items within ninety (90) days after the end of each Fiscal Year of the Company:

(a)

An annual report which shall contain a balance sheet of the Company as of the end of each Fiscal Year, an income statement and a report of the activities of the Company during such Fiscal Year, including a statement of changes in financial position for that Fiscal Year; and

Schedule K-1 and, such other information that the Members may require for preparation of their federal and state income tax returns

The Manager may, in addition, distribute special status reports to the Members from time to time.

GLOSSARY OF TERMS

To understand the rights associated with the Units, you must review carefully the LLC Agreement and the defined terms used in this Offering Circular.  These definitions (some of which have been slightly modified as discussed below) have been taken from the LLC Agreement which defines the rights, interest and privileges associated with holding the Units.  Many of these definitions are technical in nature, involve complicated relationships, and can only be understood by reference to other defined terms and, in some cases, to other provisions of the LLC Agreement. Section references in the definitions refer to sections in the LLC Agreements.  In some cases the Company has slightly simplified the definitions set forth in this "GLOSSARY OF TERMS" and elsewhere in this Offering Circular in order to make those terms more understandable to prospective investors.  However, prospective investors should understand that the definitions in the LLC Agreement will, for all purposes, be controlling, notwithstanding any simplification of such definitions in this Offering Circular.  Moreover, you should bear in mind that this "GLOSSARY OF TERMS" does not include many of the definitions included in the LLC Agreement.

1.1

“Acquisition Date” shall mean the date upon which title to any Proposed Property contributed to the Company is effectively transferred to the Company.

1.2

 “Act” shall mean the Delaware Limited Liability Company Act, 6 Delaware Code, Section 18-101 et seq., as the same may be amended from time to time.

1.3

“Affiliate” shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities or equity interests of such Person, (iii) any officer, director, manager or general partner of such Person, or (iv) any Person who is an officer, director, manager, general partner, trustee, or holder of ten percent (10%) or more of the voting securities or equity interests of any Person described in clauses (i) through (iii) of this sentence.

1.4

 “Agreement” shall mean this Limited Liability Company Agreement, as originally executed and as amended from time to time.

1.5

 “Asset Management Fee” shall mean an aggregate annualized asset management fee equal to one and a quarter percent (1.25%) of the Company’s total Assets Under Management, determined monthly (i.e., 0.1045% per month) based upon the Company’s Assets Under Management as of the last day of each month.

1.6

“Assets Under Management” shall mean, as of any applicable date, the aggregate value of all Company assets (including each Investment Property at its then Current Asset Value) without deduction for expenses or Company liabilities (including any debt secured by any Investment Property), but excluding (i) deduction for any Depreciation deductions taken by the Company with respect to any Investment Property; and (ii) the value of any Affiliate Fund Interest held by the Company (if any).

1.7

“Available Cash” shall collectively mean Net Cash Flow and/or Net Capital Proceeds.

1.8

“Bankruptcy” shall mean: (a) the filing of an application by a Person for, or his, her or its consent to, the appointment of a trustee, receiver, or custodian of his, her or its other assets; (b) the entry of an order for relief with respect to a Person in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (c) the making by a Person of a general assignment for the benefit of creditors; (d) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of the assets of a Person unless the proceedings and the person appointed are dismissed within ninety (90) days; or (e) the failure by a Person generally to pay his, her or its debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court, or the admission in writing of his, her or its inability to pay his, her or its debts as they become due.

1.9

 “Capital Account” shall mean with respect to any Member the capital account maintained for such Member in accordance with the following provisions:

(a)

To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s distributive share of Profits and any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Member and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member.

(b)

To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Member, such Member’s distributive share of Losses and any items in the nature of expenses or losses that are specially allocated to a Member and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

(c)

In the event any interest in the Company is transferred according to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(d)

In the event the Gross Asset Values of the Company assets are adjusted pursuant to the definition of Gross Asset Value provided for herein, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Company recognized gain or loss equal to the amount of such aggregate net adjustment.

(e)

The provisions of this Section and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations.  In the event it is necessary to modify the manner in which the Capital Accounts are computed in order to comply with such regulations, the Manager shall make such modifications.  The Manager shall adjust the amounts debited or credited to the Capital Accounts with respect to (i) any property contributed to the Company or distributed to any Member and (ii) any liabilities that are secured by such contributed or distributed property or that are assumed by the Company in the event the Manager shall determine that such adjustments are necessary or appropriate pursuant to Regulations Section 1.704-1(b)(2)(iv).  The Manager shall also make any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, and are otherwise in accordance with  Regulations Section 1.701-1(b)(2)(iv)(q).  The Manager shall also make appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

1.10

“Capital Contribution” shall mean the total value of cash and the Contribution Value of any Proposed Property contributed to the Company by the Members.

1.11

“Capital Proceeds” shall mean the amount of any cash received from the sale or other disposition by the Company of any of its Investment Properties, including any condemnation proceeds and insurance proceeds that are received by the Company by reason of any condemnation of or damage to any Investment Property, as well as any refinance proceeds.

1.12

“Certificate” shall mean the Certificate of Formation for the Company originally filed with the Delaware Secretary of State and as amended from time to time.

1.13

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.

1.14

“Company” shall mean Golden Pacific Homes, LLC, the Delaware limited liability company governed by this Agreement.

1.15

 “Contribution Value” shall have the meaning given in Section 3.4 of the LLC Agreement

1.16

“Current Asset Value” shall have the meaning set forth in Section 9.2 of the LLC Agreement.

1.17

“Depreciation” shall mean, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

1.18

“Economic Interest” shall mean the right to receive distributions of the Company’s assets and allocations of income, gain, loss, deduction, credit and similar items from the Company pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including, without limitation, the right to vote or participate in the management of the Company, except as may be expressly provided in the Act.

1.19

“ERISA Plan Member” shall mean any Member subject to the Employee Retirement Income Security Act of 1974.

1.20

“Fiscal Year” shall mean the Company’s fiscal year, which shall be the calendar year.

1.21

“Gross Asset Value” shall mean, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)

The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company;

(b)

The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times:  (i) the contribution of more than a de minimis amount of money or other property to the Company by a new or existing Member as consideration for an interest in the Company; (ii) the distribution by the Company to either a withdrawing or continuing Member of more than a de minimis amount of money or other property as consideration for an interest in the Company; and (iii) the termination of the Company for federal income tax purposes pursuant to Code Section 708(b)(1)(B); and

(c)

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraphs (a) or (b) above, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

1.22

 “Initial Closing Date” shall mean the closing date of the purchase of the first Investment Property acquired by the Company.

1.23

“Interest” shall mean a Member’s entire membership interest in the Company, including without limitation any and all rights, benefits and privileges pertaining thereto.  A member’s interest is represented by “Units,” described below.

1.24

“Investment Properties” shall collectively mean all real estate investments that the Company acquires, directly or indirectly, as determined by the Manager in its sole discretion and as described in the Offering Statement; and “Investment Property” means any one of the Investment Properties.

1.25

“Majority Interest of the Members” shall mean, as of any date, any one or more Members which taken together represent more than fifty percent (50%) of the aggregate Percentage Interests held by all Members as of such date.

1.26

“Manager” shall mean Golden Pacific Capital, LLC, a Delaware limited liability company, or any successor manager appointed pursuant to the terms of this Agreement.  The Manager shall also be a member of the Company with respect to its allocable and distributable share of any Profits, Losses and cash distributions hereunder.

1.27

“Member” shall mean each Person admitted to the Company as a Member in accordance with this Agreement including an assignee who becomes a Member in accordance with Article VIII.  A list of the Members of the Company is set forth in Exhibit A, hereto, which may be amended from time to time by the Manager to reflect the outstanding Members of the Company from time to time.

1.28

"Net Asset Value of the Company" shall mean, as of any date, the sum of (a) the aggregate Current Asset Values of all Investment Properties held by the Company as of the calculation date; (b) the total amount of cash held by the Company as of the calculation date; and (c) the book value of all other assets held by the Company as of the calculation date; less (d) the total amount necessary to discharge all Company indebtedness outstanding as of the calculation date; (e) the value of any Affiliate Fund Interest held by the Company; and (f) estimated costs of sale for each Investment Property equal to three percent (3%) of the Current Asset Value as of the calculation date.

1.29

"Net Asset Value (Per Unit)" shall mean the per Unit value determined in accordance with the following formula:

Net Asset Value (Per Unit) =	Net Asset Value of the Company
Total Number of Units Outstanding Units

1.30

 “Minimum Offering” shall mean the Company’s receipt of total subscriptions for Units pursuant to the Offering in the aggregate amount of $2,000,000.

1.31

“Net Capital Proceeds” shall mean any Capital Proceeds received directly or indirectly by the Company after payment of (i) any costs and expenses accrued or assumed by the Company in connection with the transaction from which the Capital Proceeds were received, including without limitation brokerage commissions, closing costs and other costs of sale, (ii) any amounts used to reduce the outstanding principal amount of any Company indebtedness that is secured by Company Investment Properties; and (iii) such further amounts that the Manager deems necessary to place into reserves for acquisition of additional investments and anticipated costs and expenditures incurred or to be incurred in connection with the Company’s business.

1.32

“Net Cash Flow” shall mean the amount of cash from any source, excluding Capital Proceeds, that the Manager, in its reasonable business judgment, deems available for distribution to the Members and the Manager, taking into account all debts, liabilities, and obligations of the Company then due and such further amounts that the Manager deems necessary to place into reserves for acquisition of additional investments and anticipated costs and expenditures incurred or to be incurred in connection with the Company’s business.  Reserves may be held in any Company bank account, placed in any insured bank or savings and loan deposit, invested in certificates of deposit, government securities, high grade commercial paper, money market fund or other suitable investment medium determined by the Manager, or delivered to an independent escrow holder selected by the Manager to be held for disbursement in payment of any Company debt, obligation or liability.  At such times as the Manager shall determine is appropriate, all or a portion of any reserves may be distributed to the Members as Net Cash Flow distributions in accordance with Article VI.

1.33

"Offering" shall mean the offering of Units as described in the Offering Statement.

1.34

“Offering Statement” shall mean the Regulation A+ Offering Statement prepared by the Company in connection with the Offering of Units, originally dated __________ 2017 , and as amended and supplemented from time to time.

1.35

“Percentage Interest” shall mean the respective percentage interest of a Member determined, as of any date, by dividing the total number of Units held by such Member by the total number of Units issued and outstanding to all Members, or a specified group of Members, as of such date.

1.36

“Person” shall mean an individual, general partnership, limited partnership, Limited Liability Company, corporation, trust, estate, real estate investment trust association or any other entity.

1.37

“Profits” and “Losses” shall mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)

Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this Section shall be added to such taxable income or loss;

(b)

Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this Section, shall be subtracted from such taxable income or loss;

(c)

In the event the book value of any Company asset is adjusted as a result of the application of Regulations Section 1.704-1(b)(2)(iv)(e) or Section 1.704-1(b)(2)(iv)(f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(d)

Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)

In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with Regulations Section 1.704(b)(2)(iv)(g); and

(f)

Notwithstanding any other provision of this Section, any items that are specially allocated shall not be taken into account in computing Profits or Losses.

1.38

“Proposed Property” shall have the meaning given in Section 3.4.  In no event shall a Proposed Property be accepted by the Company in exchange for Units unless it meets the investment guidelines set forth in the Offering.

1.39

“Regulations” means, unless the context clearly indicates otherwise, the regulations currently in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code.

1.40

“Secondary Offering” shall mean any subsequent offering of Units in the Company that is conducted after the expiration of the initial Offering Period as described in Section 3.6 below.

1.41

“Subscription Agreement” means the Subscription Agreement and other documents used by the Company to evidence an investor's decision to subscribe for Units.

1.42

“Third Party Valuation” In addition to the quarterly HPI Adjustments conducted, the Manager shall periodically determine the value of the Company's Investment Properties by conducting a third party valuation. The value of each Investment Property owned by the Company at the time of the Third Party Valuation shall be determined by a third party broker price opinion ("BPO") or appraisal ("Appraisal") obtained by the Company.  The Manager shall determine, in its sole discretion and on an asset by asset basis, whether a BPO or Appraisal will be utilized in connection with any Investment Property and the Manager shall be solely responsible for selecting the broker or appraiser utilized by the Company in connection therewith.

1.43

“Unit” shall mean each membership interest unit issued to the Members in exchange for the Unit Purchase Price payable at the time of acquisition.

1.44

“Unit holder ” shall mean any Person who holds of record one or more Units issued by the Company, whether or not such Unit holder has been admitted to the Company as a Member in accordance with the terms the LLC Agreement.

1.45

“Unit Purchase Price” shall mean the purchase price payable for a single Unit calculated as follows (but not less than zero (0)):

(a)

From the Effective Date of this Agreement through the last day of the first full calendar quarter following the Initial Closing Date, the Unit Purchase Price shall be $10.00 per Unit.

(b)

Beginning on the first day of the calendar quarter immediately following the period set forth in subsection (a), above, and continuing thereafter on the first day of each calendar quarter (i.e., January 1st, April 1st, July 1st and October 1st) until the dissolution and winding up of the Company, the Unit Purchase Price shall be adjusted to equal to the Net Asset Value (Per Unit) calculated as of each such date.  The Unit Purchase Price so calculated shall thereafter be the Unit Purchase Price until the next quarterly adjustment completed in accordance herewith.

LEGAL MATTERS

Unless otherwise indicated in the applicable offering circular supplement, Horwitz + Armstrong, A Professional Law Corporation, Lake Forest, California, will provide opinions regarding the validity of the issuance of the Units offered by this Offering Circular.

FINANCIAL STATEMENTS

INDEPENDENT AUDITOR’S REPORT

F-1

FINANCIAL STATEMENTS AS OF JUNE 2, 2016 AND FOR THE PERIOD

    FROM JUNE 1, 2016 (INCEPTION) TO JUNE 2, 2016:

Balance Sheet

F-3

Statement of Operations

 F-4

Statement of Changes in Members’ Equity

F-5

Statement of Cash Flows

F-6

Notes to Financial Statements

F-7

Financial Statements and Independent Auditor’s Report

Golden Pacific Homes, LLC

(GPC Fund II, LLC as of the issuance of this Audit Report)

A Delaware Limited Liability Company

To the Members of

Golden Pacific Homes, LLC

Scottsdale, AZ

INDEPENDENT AUDITOR’S REPORT

Report on the Financial Statements

We have audited the accompanying financial statements of Golden Pacific Homes, LLC, which comprise the balance sheet as of June 2, 2016, and the related statements of operations, changes in members’ equity, and cash flows for the period from June 1, 2016 (inception) to June 2, 2016, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p:  877.968.3330  f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Golden Pacific Homes, LLC as of June 2, 2016, and the results of its operations and its cash flows for the period from June 1, 2016 (inception) to June 2, 2016, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has not yet commenced planned principal operations and has not generated revenues or profits since inception. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Artesian CPA, LLC

Denver, Colorado

July 1, 2016

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p:  877.968.3330  f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

GPC FUND II, LLC

BALANCE SHEET

As of June 2, 2016

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

GPC FUND II, LLC

STATEMENT OF OPERATIONS

For the period from June 1, 2016 (inception) to June 2, 2016

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

GPC FUND II, LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

For the period from June 1, 2016 (inception) to June 2, 2016

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

GPC FUND II, LLC

STATEMENT OF CASH FLOWS

For the period from June 1, 2016 (inception) to June 2, 2016

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

GPC FUND II, LLC

NOTES TO FINANCIAL STATEMENTS

As of June 2, 2016 and for the period from June 1, 2016 (inception) to June 2, 2016

NOTE 1:  NATURE OF OPERATIONS

Golden Pacific Homes, LLC (the “Company”), is a limited liability company organized June 1, 2016 under the laws of Delaware.  The Company was organized to source and acquire residential properties in Kansas City, Missouri, and other geographic locations as the Company may determine, and to renovate, lease, operate, and maintain such properties.

As of June 2, 2016, the Company has not commenced planned principal operations nor generated revenue.  The Company’s activities since inception have consisted of formation activities and preparations to raise capital.  Once the Company commences its planned principal operations, it will incur significant additional expenses.  The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; the Company does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents.  The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while

See accompanying Independent Auditor’s Report

GPC FUND II, LLC

NOTES TO FINANCIAL STATEMENTS

As of June 2, 2016 and for the period from June 1, 2016 (inception) to June 2, 2016 unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).  The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured.  No revenue has been earned or recognized as of June 2, 2016.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 in accounting for its offering costs.  Deferred offering costs consist principally of legal fees incurred in connection with an offering the Company intends to commence during 2016 under Regulation A.  Prior to the completion of the offering, these costs are capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to member’s equity upon the completion of the offering or to expense if the offering is not completed.  No deferred offering costs have been incurred as of June 2, 2016.

See accompanying Independent Auditor’s Report

GPC FUND II, LLC

NOTES TO FINANCIAL STATEMENTS

As of June 2, 2016 and for the period from June 1, 2016 (inception) to June 2, 2016

Income Taxes

The Company is a limited liability company.  Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members.  Therefore, no provision for income tax has been recorded in the statements.  Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Net Earnings or Loss per Unit

Net earnings or loss per unit is computed by dividing net income or loss by the weighted-average number of units outstanding during the period, excluding units subject to redemption or forfeiture.  The Company presents basic and diluted net earnings or loss per unit.  Diluted net earnings or loss per unit reflect the actual weighted average of units issued and outstanding during the period, adjusted for potentially dilutive securities outstanding.  Potentially dilutive items are excluded from the computation of the diluted net earnings or loss per unit if their inclusion would be anti-dilutive.  As no potentially dilutive items exist and no membership units are outstanding as of June 2, 2016, the Company has not presented basic net loss per unit or diluted net loss per unit.

NOTE 3:  GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues since inception.  The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results.  No assurance can be given that the Company will be successful in these efforts.  These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

See accompanying Independent Auditor’s Report

GPC FUND II, LLC

NOTES TO FINANCIAL STATEMENTS

As of June 2, 2016 and for the period from June 1, 2016 (inception) to June 2, 2016

NOTE 4:  MEMBERS’ EQUITY

No membership units have been issued and no capital has been contributed to the Company as of June 2, 2016.  The Company is 100% owned by the managing member as of June 2, 2016 and is authorized to issue an unlimited number of additional membership units.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 5:  RELATED PARTY TRANSACTIONS

The Company has named Golden Pacific Capital, LLC (the “Managing Member”) as manager of the Company and is the sole member of the Company as of June 2, 2016.

The Company utilizes office space and office services provided at no cost from a related party.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected in these financial statements.

NOTE 6:  RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the FASB issued Accounting Standards Update (ASU)  2014-10 which eliminated the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods beginning after December 15, 2015. Early application is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued. Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has early adopted the new standard effective immediately.

In August 2014, the FASB issued ASU 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this update provide such guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an

See accompanying Independent Auditor’s Report

GPC FUND II, LLC

NOTES TO FINANCIAL STATEMENTS

As of June 2, 2016 and for the period from June 1, 2016 (inception) to June 2, 2016 assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this update are effective for public and nonpublic entities for annual periods ending after December 15, 2016.  Early adoption is permitted.  The Company has not elected to early adopt this pronouncement.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 7:  SUBSEQUENT EVENTS

The Company has commenced efforts towards a securities offering under Regulation A for up to $50,000,000.  Preparations for this offering have not yet been finalized, nor has the offering been qualified by the Securities and Exchange Commission.

Management has evaluated subsequent events through July 1, 2016, the date the financial statements were available to be issued.  Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

PART III – EXHIBITS

Index To Exhibits:

Item Number	Exhibit
1.1	Placement Agent Agreement ( Boustead Securities, LLC )
2.1	Charter (Certificate of Incorporation)
2.2	Certificate of Amendment
2. 3	LLC Agreement (Amended and Restated)
4.1	Subscription Agreement
6.1	Warrants Agreement
6.2	API and Data Licensing Agreement
8.1	Escrow Services Agreement (Regions Bank)
11.1	Consent of Artesian CPA, LLC
12.1	Opinion Letter re Legality from Horwitz + Armstrong

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A /A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Delaware.

GOLDEN PACIFIC HOMES By Golden Pacific Capital, LLC, its Manager

By:	/s/Ian Fisher
Title:	Manager of Golden Pacific Capital, LLC
By:	/s/Hubert Hultgren
Title:	Manager of Golden Pacific Capital, LLC

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ian Fisher		February 17 , 2017
Ian Fisher, Manager
/s/ Hubert Hultgren		February 17 , 2017
Hubert Hultgren, Manager